Exhibit 2.1


                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                EMC CORPORATION,

                            ELITE MERGER CORPORATION

                                       and

                                DOCUMENTUM, INC.



                          Dated as of October 13, 2003

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                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of October 13, 2003 (this "Agreement"), by and among EMC Corporation, a Massachusetts corporation ("Parent"), Elite Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Documentum, Inc., a Delaware corporation (the "Company").

     WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective stockholders that Parent acquire the Company pursuant to the terms and conditions of this Agreement, and, in furtherance of such acquisition, such Boards of Directors have approved the merger of Merger Sub with and into the Company (the "Merger") in accordance with the terms of this Agreement and the applicable provisions of the General Corporation Law of the State of Delaware ("GCL");

     WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall be, and is hereby, adopted as a plan of reorganization for purposes of Section 368(a) of the Code.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

          Section 1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2), Merger Sub shall merge with and into the Company in accordance with the GCL, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation in the Merger. The Company, in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

          Section 1.2 EFFECTIVE TIME. On the Closing Date (as defined below), Parent and the Company shall cause the Merger to be consummated by filing a duly executed and delivered certificate of merger as required by the GCL (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the GCL (the time of such filing, or such other time as Parent and the Company shall specify in the Certificate of Merger, being the "Effective Time").

          Section 1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and Section 259 of

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the GCL.

          Section 1.4 CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION. At and after the Effective Time, the Certificate of Incorporation of Merger Sub (the "Merger Sub Charter"), as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, until amended in accordance with the GCL, except that the name of the Surviving Corporation shall be "Documentum, Inc."

          Section 1.5 BY-LAWS OF THE SURVIVING CORPORATION. At and after the Effective Time, the By-Laws of Merger Sub (the "Merger Sub By-Laws"), as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation, until amended in accordance with the Certificate of Incorporation of the Surviving Corporation and the GCL, except that the name of the Surviving Corporation shall be "Documentum, Inc."

          Section 1.6      DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.

                    (a) The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or By-Laws of the Surviving Corporation or as otherwise provided by law.

                    (b) The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or By-Laws of the Surviving Corporation or as otherwise provided by law.

          Section 1.7 CLOSING. Subject to the provisions of this Agreement, the closing of the Merger (the "Closing") shall take place at 10:00 a.m. Eastern Time, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Beacon Street, Boston, Massachusetts on a date to be specified by Parent and the Company which shall be no later than the second business day after satisfaction or waiver of each of the conditions set forth in Article VII (other than the delivery of items to be delivered at Closing and other than those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing) or on such other date and such other time and place as Parent and the Company shall agree. The date on which the Closing shall occur is hereinafter referred to as the "Closing Date."

                                   ARTICLE II

                      CONVERSION AND EXCHANGE OF SECURITIES

          Section 2.1 CONVERSION OF CAPITAL STOCK. At the Effective Time, by

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virtue of the Merger and without any action on the part of any holder of any shares of common stock, par value $0.001 per share, of the Company ("Company Common Stock") or any capital stock of Merger Sub:

                    (a) COMPANY COMMON STOCK. Subject to this Article II, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 2.1(b)), together with each associated "Right" (as defined in the Rights Agreement, dated as of February 3, 1999, between the Company and BankBoston, N.A., as rights agent (the "Company Rights Agreement")), shall be converted into the right to receive 2.175 (the "Exchange Ratio") shares of common stock, par value $0.01 per share, of Parent ("Parent Common Stock"), payable upon the surrender of the Certificates (as defined in Section 2.2(b)). All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a Certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Parent Common Stock pursuant to this Section 2.1(a), any dividends or other distributions payable pursuant to Section 2.2(c) and any cash in lieu of fractional shares payable pursuant to Section 2.2(d), all to be issued or paid in consideration therefor upon the surrender of such Certificates in accordance with Section 2.2, without interest (collectively, the "Merger Consideration"). Notwithstanding the foregoing, the Exchange Ratio shall be appropriately adjusted to reflect fully the effect of any stock split, reverse split, reclassification, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock occurring (or having a record date) after the date of this Agreement and prior to the Effective Time.

                    (b) CANCELLATION OF TREASURY STOCK AND PARENT-OWNED STOCK. All shares of Company Common Stock, together with each associated "Right," that are (i) held by the Company as treasury shares or (ii) owned by Parent or any wholly owned Subsidiary (as defined below) of Parent shall be cancelled and retired and cease to exist, and no securities of Parent or other consideration shall be delivered in exchange therefor. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (A) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership), (B) such party or any Subsidiary of such party owns in excess of a majority of the outstanding equity or voting securities or interests or (C) such party or any Subsidiary of such party has the right to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization.

                    (c) CAPITAL STOCK OF MERGER SUB. Each share of common stock, par value $0.01 per share, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving

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Corporation.

                    (d) STOCK OPTIONS. Outstanding options to purchase shares of Company Common Stock shall be treated in the manner set forth in Sections 5.4 and 6.10 hereof.

                    (e) COMPANY CONVERTIBLE DEBT. The outstanding debt of the Company convertible into shares of the Company's Common Stock (the "Company Convertible Debt") pursuant to the terms of the Indenture dated as of April 5, 2002 between the Company and Wilmington Trust Company (the "Indenture") shall become convertible into that number of shares of Parent Common Stock that would have been issued if the Company Convertible Debt had been converted into Company Common Stock immediately prior to the Effective Time. Parent and the Company shall use all reasonable efforts to take all such actions required under the Indenture, in each case as may be necessary to comply with all of the terms and conditions of the Indenture.

          Section 2.2      EXCHANGE OF CERTIFICATES.

                    (a) EXCHANGE AGENT. Prior to the Closing Date, Parent shall designate a bank or trust company to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Parent shall deposit with or for the account of the Exchange Agent, for the benefit of the holders of Company Common Stock, stock certificates representing the number of shares of Parent Common Stock issuable pursuant to Section 2.1(a) in exchange for outstanding shares of Company Common Stock, which shares of Parent Common Stock shall be deemed to have been issued at the Effective Time. From time to time, Parent shall make available to the Exchange Agent sufficient cash to make all cash payments in lieu of fractional shares pursuant to Section 2.2(d).

                    (b) EXCHANGE PROCEDURES. As soon as practicable after the Effective Time, Parent will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") that were converted pursuant to Section 2.1(a) into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify that are not inconsistent with the terms of this Agreement), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole shares of Parent Common Stock which such holder has the right to receive in accordance with Section 2.1(a) in respect of the shares of Company Common Stock formerly evidenced by such Certificate, (B) any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c), and
(C) any cash in lieu of any fractional shares of Parent Common Stock to which such

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holder is entitled pursuant to Section 2.2(d), after giving effect to any tax withholdings required by applicable law, and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company as of the Effective Time, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate evidencing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 2.2(b) and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed, from and after the Effective Time, for all corporate purposes, to represent only the right to receive upon surrender a certificate representing shares of Parent Common Stock, any dividends or other distributions payable pursuant to Section 2.2(c) and any cash in lieu of any fractional shares of Parent Common Stock payable pursuant to Section 2.2(d), in accordance with the terms of this Agreement.

                    (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED PARENT SHARES. No dividends or other distributions with respect to shares of Parent Common Stock for which the record date is after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock such holder is entitled to receive until such holder surrenders such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Parent Common Stock.

                    (d) NO FRACTIONAL SHARES. No certificate or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder and the aggregate number of shares of Company Common Stock represented thereby) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the average of the last reported sales prices of Parent Common Stock at the 4:00 p.m., New York City time, end of regular trading hours on the New York Stock Exchange ("NYSE") during the five consecutive trading days ending on the last trading day prior to the Effective Time.

                    (e) TRANSFERS OF OWNERSHIP. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition to the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent

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designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or have established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

                    (f) TERMINATION OF EXCHANGE FUND; NO LIABILITY. At any time following the first anniversary of the Effective Time, Parent shall be entitled to require the Exchange Agent to deliver to it any shares of Parent Common Stock which had been made available to the Exchange Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look only to Parent (subject to abandoned property, escheat or other similar law) with respect to the shares of Parent Common Stock upon due surrender of their Certificates, without any interest thereon. Neither Parent, Merger Sub nor the Company shall be liable to any holder of Company Common Stock or Parent Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or other similar law following the passage of time specified therein.

                    (g) WITHHOLDING RIGHTS. Parent or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any person who was a holder of Company Common Stock immediately prior to the Effective Time such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Parent Common Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

                    (h) NO FURTHER OWNERSHIP RIGHTS IN COMPANY STOCK. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Company or the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to such time. If, after such time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

                    (i) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock as may be required pursuant to Section 2.1(a) as well as the other Merger Consideration as provided in this Article II; PROVIDED, HOWEVER, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver an agreement of indemnification in form satisfactory to Parent, or a bond in such sum as Parent may reasonably direct as indemnity against any claim that may be made against

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Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

          Section 2.3 TAKING OF NECESSARY ACTION; FURTHER ACTION. Each of Parent, Merger Sub and the Company will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company or Merger Sub, the officers and directors of the Company and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

          Section 2.4      MATERIAL ADVERSE EFFECT.

                    (a) The term "Company Material Adverse Effect" means any change, effect or circumstance that, individually or when taken together with all other such similar or related changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, (i) is materially adverse to the business, assets (including intangible assets), liabilities, capitalization, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) materially adversely affects the ability of the Company to consummate the transactions contemplated hereby; PROVIDED, HOWEVER, that no change, effect or circumstance to the extent resulting from any of the following shall be deemed to constitute, in and of itself, a Company Material Adverse Effect, nor shall it be taken into consideration when determining whether there has occurred a Company Material Adverse Effect: (A) general market, economic or political conditions affecting the industries in which the Company participates, provided that such change, effect or circumstance does not have a substantially disproportionate adverse impact on the Company and its Subsidiaries, taken as a whole; (B) compliance with the terms and conditions of this Agreement, the transactions contemplated by this Agreement or the pendency or announcement of this Agreement or the transactions contemplated by this Agreement; (C) any litigation brought or threatened by stockholders of the Company (whether on behalf of the Company or otherwise) arising out of or in connection with the announcement of this Agreement or the consummation of the Merger; (D) any decrease in the market price or trading volume of the Company's publicly traded common stock; (E) the Company's failure to meet published industry analyst expectations; or (F) any change in applicable accounting requirements or principles, or applicable laws, rules or regulations which occurs or becomes effective after the date of this Agreement.

                    (b) The term "Parent Material Adverse Effect" means any change, effect or circumstance that, individually or when taken together with all other such similar or related changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Parent Material Adverse Effect, (i) is materially adverse to the business, assets (including intangible assets), liabilities, capitalization, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole,

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or (ii) materially adversely affects the ability of Parent to consummate the transactions contemplated hereby; PROVIDED, HOWEVER, that no change, effect or circumstance resulting solely from any of the following shall be deemed to constitute, in and of itself, a Parent Material Adverse Effect, nor shall it be taken into consideration when determining whether there has occurred a Parent Material Adverse Effect: (A) general market, economic or political conditions affecting the industries in which Parent participates, provided that such change, effect or circumstance does not have a substantially disproportionate impact on Parent and its Subsidiaries, taken as a whole; (B) compliance with the terms and conditions of this Agreement, the transactions contemplated by this Agreement or the pendency or announcement of this Agreement or the transactions contemplated by this Agreement; (C) any litigation brought or threatened by stockholders of Parent (whether on behalf of Parent or otherwise) arising out of or in connection with the announcement of this Agreement or the consummation of the Merger; (D) any decrease in the market price or trading volume of Parent's publicly traded common stock; (E) Parent's failure to meet published industry analyst expectations; or (F) any change in applicable accounting requirements or principles, or applicable laws, rules or regulations which occurs or becomes effective after the date of this Agreement.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to Parent and Merger Sub that, except as set forth in the written disclosure schedule prepared by the Company which is dated as of the date of this Agreement and arranged in sections corresponding to the numbered and lettered sections contained in this Article III and was previously delivered to Parent in connection herewith (the "Disclosure Schedule") (disclosure in any section of the Disclosure Schedule qualifying the corresponding section in this Article III and other sections of this Article III to the extent such disclosure reasonably appears to be applicable to such sections):

          Section 3.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of the Company and each of its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, lease or operate and to carry on its business as it is now being conducted or presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not reasonably be expected to have a Company Material Adverse Effect. A true, complete and correct list of all of the Company's Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary, the authorized capitalization of each Subsidiary, and the percentage of each Subsidiary's outstanding capital stock owned by the Company or another Subsidiary or affiliate of the Company (excluding nominal qualifying directors' share ownership information relating to the Company's Subsidiaries), is set forth in Section 3.1 of the

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Disclosure Schedule. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by the Company and comprising less than one percent of the outstanding stock of such company.

          Section 3.2 CERTIFICATE OF INCORPORATION AND BY-LAWS. The Company has heretofore made available to Parent a true, complete and correct copy of its Amended and Restated Certificate of Incorporation, as amended to date (the "Company Charter"), and Amended and Restated By-Laws, as amended to date (the "Company By-Laws"), and has furnished to Parent true, complete and correct copies of the charter and By-Laws (or equivalent organizational documents), each as amended to date, of each of its Subsidiaries (the "Subsidiary Documents"). The Company Charter, Company By-Laws and the Subsidiary Documents are in full force and effect. The Company is not in violation of any of the provisions of the Company Charter or Company By-Laws and the Company's Subsidiaries are not in violation of any of the provisions of their respective Subsidiary Documents.

          Section 3.3      CAPITALIZATION.

                    (a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock, and 5,000,000 shares of preferred stock, par value, $.001 per share (the "Preferred Stock"). As of September 30, 2003, (i) 50,140,921 shares of Company Common Stock are issued and outstanding;
(ii) 4,505,866 shares of Company Common Stock are reserved for issuance upon exercise of options granted pursuant to the Company's 1993 Equity Incentive Plan (the "1993 Plan"); (iii) 473,330 shares of Company Common Stock are reserved for issuance upon exercise of options granted pursuant to the Company's 1995 Non-Employee Director's Stock Option Plan (the "Directors Plan"); (iv) 14,767,653 shares of the Company Common Stock are reserved for issuance upon exercise of options granted pursuant to the Company's 1996 Non-Officer Equity Incentive Plan (the "1996 Plan"); (v) 31,136 shares of the Company Common Stock are reserved for issuance upon exercise of options granted pursuant to the Company's 1996 Relevance Technologies Inc. Stock Plan (the "Relevance Plan");
(vi) 799,526 shares of Company Common Stock are reserved for issuance upon exercise of options granted pursuant to the Company's 1996 eRoom Technology, Inc. Stock Plan (the "eRoom Plan"); (vii) 2,419,148 shares of Company Common Stock are reserved for issuance upon exercise of options granted pursuant to the Company's Employee Stock Purchase Plan (the "ESPP" and, together with the 1993 Plan, the 1995 Plan, the 1996 Plan, the Relevance Plan and the eRoom Plan, the "Company Stock Plans"); (viii) no shares of Company Common Stock are issued and held in the treasury of the Company; and (ix) no shares of Preferred Stock are issued and outstanding. Between June 30, 2003 and the date of this Agreement, the Company has not issued any securities (including derivative securities) except for shares of Company Common Stock issued upon exercise of stock options outstanding or purchase rights under the ESPP prior to June 30, 2003.

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                    (b)  Section 3.3(b) of the Disclosure Schedule sets forth a true, complete and correct list of all persons who, as of October 9, 2003 held outstanding options to purchase shares of Company Common Stock (the "Company Stock Options") under the Company Stock Plans other than the ESPP, indicating, with respect to each Company Stock Option then outstanding, the number of shares of Company Common Stock subject to such Company Stock Option, the relationship of the holder of such Company Stock Option to the Company, and the exercise price, date of grant, vesting schedule and expiration date thereof, including the extent to which any vesting had occurred as of the date of this Agreement and whether (and to what extent) the vesting of such Company Stock Option will be accelerated in any way by the consummation of the transactions contemplated by this Agreement or by the termination of employment or engagement or change in position of any holder thereof following or in connection with the consummation of the Merger. The Company has made available to Parent true, complete and correct copies of all Company Stock Plans and the forms of all stock option agreements evidencing outstanding Company Stock Options. No consent of any holder of Company Stock Options is required in connection with the assumption thereof by Parent in accordance with the provisions of Section 6.10.

                    (c) Except as described in Section 3.3(a) of this Agreement or as set forth in Section 3.3(b) of the Disclosure Schedule, no capital stock of the Company or any of its Subsidiaries or any security convertible or exchangeable into or exercisable for such capital stock, is issued, reserved for issuance or outstanding as of the date of this Agreement. Except as described in
Section 3.3(a) of this Agreement or as set forth in Section 3.3(b) of the Disclosure Schedule, there are no options, preemptive rights, warrants, calls, rights, commitments, agreements, arrangements or understandings of any kind to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries is bound, obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or accelerate the vesting of or enter into any such option, warrant, call, right, commitment, agreement, arrangement or understanding. There are no stockholder agreements, voting trusts, proxies or other similar agreements, arrangements or understandings to which the Company or any of its Subsidiaries is a party, or by which it or they are bound, obligating the Company or any of its Subsidiaries with respect to any shares of capital stock of the Company or any of its Subsidiaries. There are no rights or obligations, contingent or otherwise (including rights of first refusal in favor of the Company), of the Company or any of its Subsidiaries, to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity. There are no registration rights or other agreements, arrangements or understandings to which the Company or any of its Subsidiaries is a party, or by which it or they are bound, obligating the Company or any of its Subsidiaries with respect to any shares of Company Common Stock or shares of capital stock of any such Subsidiary.

                    (d) All outstanding shares of the Company's capital stock are, and all shares of Company Common Stock reserved for issuance as specified above shall be,

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upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, pre-emptive right, subscription right or any similar right under any provision of the GCL, the Company Charter or the Company By-Laws or any agreement to which the Company is a party or otherwise bound. None of the outstanding shares of the Company's capital stock have been issued in violation of any federal or state securities laws. No material change in the Company's capitalization has occurred since December 31, 2002. All of the outstanding shares of capital stock of each of the Company's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and all such shares (other than directors' qualifying shares in the case of foreign Subsidiaries) are owned by the Company or a Subsidiary of the Company free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever (collectively, "Liens"). There are no accrued and unpaid dividends with respect to any outstanding shares of capital stock of the Company or any of its Subsidiaries.

                    (e) The Company Common Stock constitutes the only class of securities of the Company or its Subsidiaries registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          Section 3.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Subject only to the approval of the Company's stockholders as described below, the Company has all necessary corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it at the Closing and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and each instrument required hereby to be executed and delivered at the Closing by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, subject only to the approval of this Agreement and the Merger by the Company's stockholders by the affirmative vote of the holders of a majority of outstanding shares of Company Common Stock as required by the GCL and the Company Charter. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law). As of the date of this Agreement, the Board of Directors of the Company has unanimously determined that it is fair to, advisable and in the best interests of the Company's stockholders for the Company to enter into a business combination with Parent upon the terms and subject to the conditions of this Agreement, and has unanimously recommended as of the date of this Agreement that the Company's stockholders approve and adopt this Agreement and the Merger, and none of the aforesaid actions by the Company's Board of Directors has been amended, rescinded or modified as of the date hereof. The action taken by the Company's

Board of Directors constitutes approval of the Merger and the other transactions contemplated hereby by the Company's Board of Directors under the provisions of
Section 203 of the GCL such that Section 203 of the GCL does not apply to this Agreement or the transactions contemplated hereby. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and no other vote of any holders of shares of the Company's capital stock is necessary to approve any of the transactions contemplated hereby.

          Section 3.5 ANTI-TAKEOVER STATUTE NOT APPLICABLE. No "business combination," "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation under the laws of the State of Delaware or the State of California (each a "Takeover Statute") is applicable to the Company, the shares of Company Common Stock, the Merger or any of the other transactions contemplated by this Agreement.

          Section 3.6      AGREEMENTS, CONTRACTS AND COMMITMENTS.

                    (a) Neither the Company nor any of its Subsidiaries has any agreements, contracts or commitments which (i) require payment by the Company or any of its Subsidiaries in excess of $250,000 or (ii) require the making of any charitable contribution in excess of $50,000;

                    (b) No purchase contracts or purchase commitments of the Company or any of its Subsidiaries have a duration in excess of the normal, ordinary and usual requirements of the business of the Company or its Subsidiary, as applicable;

                    (c) There are no outstanding sales contracts or sales commitments of the Company or any of its Subsidiaries which have a duration in excess of the normal, ordinary and usual practices of the business of the Company, and there are no outstanding contracts, bids or sales or service proposals quoting prices or terms which would not reasonably be expected to result in a normal profit;

                    (d) Except for (i) nondisclosure agreements entered into in the ordinary course; (ii) agreements for the trial, evaluation, purchase, sale, license, distribution, maintenance or support of Company products entered into in the ordinary course; (iii) agreements which require payment by or to the Company or any of its Subsidiaries not in excess of $250,000; (iv) agreements which do not provide for any term extension or expansion of the rights granted with respect to the Intellectual Property owned by the Company as a result of the Merger; or (v) real property leases, licenses or other occupancy agreements (collectively, "Real Property Leases") for individual properties listed in
Section 3.15 of the Disclosure Schedule comprising less than 5,000 square feet, there are no contracts or agreements of the Company or any of its Subsidiaries which do not expire or which the Company may not terminate within one year after the date of this Agreement or which may be renewed at the option of any person other than the Company so as to expire more than one year after the date of this Agreement;

                    (e) Except for (i) nondisclosure agreements entered into in the ordinary course or (ii) agreements for the trial, evaluation, purchase, sale, license, distribution, maintenance or support of Company products entered into in the ordinary course, neither the Company nor any of its Subsidiaries has
(A) any contracts or agreements with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers which require payment by or to the Company or any of its Subsidiaries in excess of $250,000 and which are not cancelable by it on notice of not longer than thirty days and without liability, penalty or premium or (B) any contracts, agreements or arrangements providing for the payment of any bonus or commission based on sales or earnings, in each case where the cost to the Company will exceed $100,000;

                    (f) Neither the Company nor any of its Subsidiaries is in default, nor is there any known basis for any valid claim of default, under any contract made or obligation owed by it, except for such defaults that would not reasonably be likely to have, in the aggregate, a Company Material Adverse Effect;

                    (g) Neither the Company nor any of its Subsidiaries has any employee to whom it is paying compensation at the annual rate of more than $200,000;

                    (h) Neither the Company nor any of its Subsidiaries is restricted by agreement from carrying on its business in any material respect anywhere in the world by any agreement under which the Company (i) is restricted from selling, licensing or otherwise distributing any of its technology or products or providing services to customers or potential customers or any class of customers, including resellers or other distributors, in any geographic area, during any period of time, or in segment of any market or line of business; (ii) is required to give favored pricing to any customers or potential customers or any class of customers (that is, required to give pricing to such customers or potential customers or classes of customers that is at least as good or better to that offered to others) or to provide exclusive or favored access to any product features, excluding exclusive customizations, to any customers or potential customers or any class of customers (it being understood that agreements to provide updates, enhancements or new versions as they become available shall not be considered "favorable access," nor shall agreements to provide alpha, beta or other similar restricted release versions of products);
(iii) has agreed to purchase a material minimum amount of goods or services; or
(iv) has agreed to purchase goods or services exclusively from a certain party;

                    (i) Neither the Company nor any of its Subsidiaries is under any liability or obligation with respect to the return of inventory or merchandise in the possession of wholesalers, distributors, resellers, retailers or other customers, except for such obligations or liabilities that would not reasonably be likely to have, in the aggregate, a Company Material Adverse Effect;

                    (j) Neither the Company nor any of its Subsidiaries has any debt obligation for borrowed money (other than capital leases), including guarantees of or agreements to acquire any such debt obligation of others (other than guarantees by the Company of obligations of its Subsidiaries);

                    (k) The Company and its Subsidiaries do not have contracts for capital expenditures exceeding $1,000,000 in the aggregate;

                    (l) Neither the Company nor any of its Subsidiaries has any contract, agreement or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business;

                    (m) Neither the Company nor any of its Subsidiaries has any contract, agreement or commitment for the purchase of any ownership interest in any corporation, partnership, joint venture or other business enterprise;

                    (n) Neither the Company nor any of its Subsidiaries has any outstanding loan (other than any loan for employee relocation or any loan not in excess of $50,000) to any person other than to the Company or a wholly owned Subsidiary of the Company in an amount that exceeds $50,000;

                    (o) Neither the Company nor any of its Subsidiaries has any power of attorney outstanding or any material obligations or liabilities (whether absolute, accrued, contingent or otherwise), as guarantor (other than guarantees by the Company of obligations of its Subsidiaries), surety, co-signer, endorser or co-maker in respect of any obligation of any person, corporation, partnership, joint venture, association, organization or other entity, or any capital maintenance, keep-well or similar agreements or arrangements;

                    (p) Neither the Company nor any of its Subsidiaries has any agreements, contracts or arrangements containing any provision requiring the Company to indemnify another party (excluding indemnities contained in agreements for the trial, evaluation, purchase, sale, distribution, maintenance, support or license of products entered into in the ordinary course of business consistent with past practice and in any Real Property Leases) or, other than in the case of settlement agreements entered into prior to the date of this Agreement with current or former officers or employees of the Company in their individual capacity, containing any covenant not to bring legal action against any third party;

                    (q) The Company has made available to Parent true, complete and correct copies of each contract listed in Section 3.6 of the Disclosure Schedule (collectively, the "Material Contracts"); and

                    (r) (i) Neither the Company nor any of its Subsidiaries has breached, is in default under, or has received written notice of any breach of or default under, any Material Contract, which breach or default remains uncured, (ii) to the Company's knowledge, no other party to any Material Contract has breached or is in default of any of its obligations thereunder, which breach or default remains uncured, (iii) each Material Contract is in full force and effect and (iv) each Material Contract is a legal, valid and binding obligation of the Company or its Subsidiary and each of the other parties thereto, enforceable in accordance with its terms, except that the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

          Section 3.7      NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                    (a) The execution and delivery by the Company of this Agreement do not, the execution and delivery by the Company of any instrument required hereby to be executed and delivered by the Company at the Closing will not, and the performance of its agreements and obligations under this Agreement by the Company will not, (i) conflict with or violate the Company Charter or Company By-Laws or any Subsidiary Documents, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair the Company's or any of its Subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, payment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets (including intangible assets) of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties is bound or affected, or (iv) give rise to or result in any person having, or having the right to exercise, any pre-emptive rights, rights of first refusal, rights to acquire or similar rights with respect to any capital stock of the Company or any of its Subsidiaries or any of their respective assets or properties, other than, in the case of (iii) above, such breaches, defaults, impairments, rights of termination, amendment, acceleration or cancellation, or Liens that would not be reasonably expected to have, in the aggregate, a Company Material Adverse Effect.

                    (b) The execution and delivery by the Company of this Agreement do not, the execution and delivery by the Company of any instrument required hereby to be executed and delivered by the Company at the Closing will not, and the performance of its agreements and obligations under this Agreement by the Company will not, require any consent, approval, order, license, authorization, registration, declaration or permit of, or filing with or notification to, any court, arbitrational tribunal, administrative or regulatory agency or commission or other governmental authority or instrumentality (whether domestic or foreign, a "Governmental Entity"), except (i) as may be required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) as may be required under any foreign antitrust or competition law or regulation, including Council Regulation No. 4064/89 of the European Community, as amended (the "EC Merger Regulation"), (iii) the filing of a Registration Statement on Form S-4 (the "Registration Statement") with the U.S. Securities and Exchange Commission ("SEC") in accordance with the Securities Act of 1933, as amended (the "Securities Act"), and the filing of the Proxy Statement/Prospectus (as defined in Section 3.22) with the SEC under the Exchange Act, (iv) such consents, approvals, orders, licenses, authorizations, registrations, declarations, permits, filings, and notifications as may be required under applicable U.S. federal and state or foreign securities laws, (v) the filing of the Certificate of Merger or other documents as required by the GCL and (vi) such other consents, approvals, orders, registrations, declarations, permits, filings and notifications which, if not obtained or made, could not reasonably be expected to have a material adverse effect.

          Section 3.8      COMPLIANCE; PERMITS.

                    (a) The Company and its Subsidiaries are and have been in material compliance with and are not in material default or violation of (and have not received any notice of material non-compliance, default or violation with respect to) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any of their respective properties is bound or affected, and the Company is not aware of any such material non-compliance, default or violation thereunder.

                    (b) The Company and its Subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, authorizations, registrations, orders and other approvals from Governmental Entities that are material to the operation of the business of the Company and its Subsidiaries taken as a whole as currently conducted (collectively, the "Company Permits"). The Company Permits are in full force and effect, have not been violated in any material respect and, to the best knowledge of the Company, no suspension, revocation or cancellation thereof has been threatened, and there is no action, proceeding or investigation pending or, to the Company's knowledge, threatened, seeking the suspension, revocation or cancellation of any Company Permits. No Company Permit shall cease to be effective as a result of the consummation of the transactions contemplated by this Agreement.

          Section 3.9      SEC FILINGS; FINANCIAL STATEMENTS.

                    (a) The Company has timely filed and made available to Parent all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed by the Company with the SEC (collectively, the "Company SEC Reports"). The Company SEC Reports, including all forms, reports and documents filed by the Company with the SEC after the date hereof and prior to the Effective Time, (i) were and, in the case of Company SEC Reports filed after the date hereof, will be prepared in all material respects in accordance with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), and in the case of such forms, reports and documents filed by the Company with the SEC after the date of this Agreement, will not as of the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in light of the circumstances under which they were and will be made, not misleading. None of the Company's Subsidiaries is required to file any forms, reports, schedules, statements or other documents with the SEC.

                    (b) Each of the consolidated financial statements (including, in each case, any related notes and schedules), contained in the Company SEC Reports, including any Company SEC Reports filed after the date of this Agreement, complied or will comply, as of its respective date, in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with U.S. generally accepted accounting principles ("GAAP") (except as may be indicated in the notes thereto) applied on a consistent basis throughout the periods involved and fairly presented in all material respects or will fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that any unaudited interim financial statements are subject to normal and recurring year-end adjustments which have not been and are not expected to be material in amount, individually or in the aggregate. The unaudited balance sheet of the Company contained in the Company SEC Report on Form 10-Q for the fiscal quarter ended June 30, 2003 is referred to herein as the "Company Balance Sheet."

                    (c) The chief executive officer and chief financial officer of the Company have made all certifications required by, and would be able to make such certifications as of the date hereof and as of the Closing Date as if required to be made as of such dates pursuant to, the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and any related rules and regulations promulgated by the SEC, and the statements contained in any such certifications are complete and correct; and the Company is otherwise in compliance with all applicable effective provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of The Nasdaq National Market.

          Section 3.10 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Company Balance Sheet, the Company has conducted its business in the ordinary course consistent with past practice and, since such date, there has not occurred: (i) any change, development, event or other circumstance, situation or state of affairs that has had or would reasonably be expected to have a Company Material Adverse Effect; (ii) any amendments to or changes in the Company Charter or Company By-Laws; (iii) any damage to, destruction or loss of any asset of the Company or any of its Subsidiaries (whether or not covered by insurance) that could reasonably be expected to have a Company Material Adverse Effect; (iv) any change by the Company in its accounting methods, principles or practices; (v) any revaluation by the Company of any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice, in terms of both frequency and amount, and in any event in excess of $100,000; (vi) any sale of a material amount of assets (tangible or intangible) of the Company; or (vii) any other action or event that would have required the consent of Parent pursuant to Section 5.1 had such action or event occurred after the date of this Agreement.

          Section 3.11     NO UNDISCLOSED LIABILITIES.

                    (a) Except as reflected in the Company Balance Sheet, neither the Company nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which are required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto, other than (i) any liabilities and obligations incurred since June 30, 2003 in the ordinary course of business consistent with past practice, (ii) any liabilities or obligations incurred in connection with the transactions contemplated by this Agreement and
(iii) liabilities that, individually and in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

                    (b) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, partnership agreement or any similar contract (including any contract relating to any transaction, arrangement or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand) where the purpose or intended effect of such arrangement is to avoid disclosure of any material transaction involving the Company or any of its Subsidiaries in the Company's consolidated financial statements.

                    (c) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any tax shelter arrangement as described in Internal Revenue Service final regulations (T.D.
9046).

          Section 3.12 ABSENCE OF LITIGATION; INVESTIGATIONS. Except as disclosed in the Company SEC Reports filed and publicly available on the SEC's EDGAR database prior to the date of this Agreement (the "Filed Company SEC Documents"), there are no claims, actions, suits, proceedings or, to the knowledge of the Company, governmental investigations, inquiries or subpoenas (other than any actions, suits, proceedings, investigations, inquiries or subpoenas challenging or otherwise arising from or relating to the Merger or any of the other transactions contemplated by this Agreement) (a) pending against the Company or any of its Subsidiaries or any properties or assets of the Company or of any of its Subsidiaries or (b) to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or assets of the Company or of any of its Subsidiaries, or (c) whether filed or threatened, that have been settled or compromised by the Company or any Subsidiary within the three years prior to the date of this Agreement and at the time of such settlement or compromise were material, other than in the case of
(a) through (c) above, such claims, actions, suits, proceedings, investigations, inquiries or subpoenas that would not be reasonably likely to have, in the aggregate, a Company Material Adverse Effect. Neither the Company nor any Subsidiary of the Company is subject to any outstanding order, writ, injunction or decree that would reasonably be expected to be material or would reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. There has not been since January 1, 2000 nor are there currently any internal investigations or inquiries being conducted by the Company, its Board of Directors (or any committee thereof) or any third party at the request of any of the foregoing concerning any financial, accounting, tax, conflict of interest, self-dealing, fraudulent or deceptive conduct or other misfeasance or malfeasance issues.

          Section 3.13     EMPLOYEE BENEFIT PLANS, OPTIONS AND EMPLOYMENT
AGREEMENTS.

                    (a) Section 3.13(a) of the Disclosure Schedule sets forth a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by the Company, any of the Company's Subsidiaries or any of their ERISA Affiliates or to which the Company, any of the Company's Subsidiaries or any of their respective ERISA Affiliates is obligated to contribute, or under which any of them has or may have any liability for premiums or benefits (collectively, the "Company Employee Plans"). For purposes of this Agreement, the following terms shall have the following meanings: (i) "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in
Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving material compensation, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of fringe benefits, perquisites, incentive compensation or post-retirement compensation and all employment, change in control, severance or similar agreements, written or otherwise, for the benefit of, or relating to, any current or former employee, officer or director of the Company or any of its Subsidiaries or any ERISA Affiliate; (ii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended; and (iii) "ERISA Affiliate" means any entity which is, or at any applicable time was, a member of (A) a controlled group of corporations (as defined in Section 414(b) of the Code), (B) a group of trades or businesses under common control (as defined in Section 414(c) of the Code) or (C) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or a Subsidiary.

                    (b) With respect to each Company Employee Plan, the Company has made available to Parent complete and accurate copies of (i) such Company Employee Plan (or a written summary of any unwritten plan) together with all amendments, (ii) in the case of any plan for which Forms 5500 are required to be filed, the most recent annual report (Form 5500) with schedules attached, (iii) in the case of any plan that is intended to be qualified under Section 401(a) of the Code, the most recent determination letter from the IRS, (iv) each trust agreement, group annuity contract, administration and similar material agreements, investment management or investment advisory agreements, (v) the most recent summary plan descriptions and employee handbook, or other similar material employee communications, (vi) all personnel, payroll and employment manuals and policies, and (vii) the most recent financial statements for each Company Employee Plan that is funded.

                    (c) Each Company Employee Plan has been administered in all material respects in accordance with ERISA, the Code and all other applicable laws and the regulations thereunder and materially in accordance with its terms and each of the Company, the Company's Subsidiaries and their ERISA Affiliates have in all material respects met their obligations with respect to each Company Employee Plan and have timely made (or timely will make) all required contributions thereto. All material filings and reports as to each Company Employee Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been timely submitted. With respect to the Company Employee Plans, no event has occurred, and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with which Parent, the

Company or any of its Subsidiaries or any plan participant could be subject to any material liability (including penalties or taxes) under ERISA, the Code or any other applicable law, nor will the negotiation or consummation of the transactions contemplated by this Agreement give rise to any such material liability.

                    (d) With respect to the Company Employee Plans, there are no material benefit obligations for which contributions have not been made or properly accrued and there are no benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with the requirements of GAAP, on the financial statements of the Company. The assets of each Company Employee Plan which is funded are reported at their fair market value on the books and records of such Employee Benefit Plan.

                    (e) No Company Employee Plan has assets that include securities issued by the Company, any of the Company's Subsidiaries or any of their ERISA Affiliates.

                    (f) All the Company Employee Plans that are intended to be qualified under Section 401(a) of the Code (each, a "Qualified Plan") have received determination, opinion or advisory letters from the Internal Revenue Service to the effect that such Company Employee Plans are qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, or the Company has remaining a period of time under applicable U.S. Department of the Treasury regulations or IRS pronouncements in which to apply for such a letter and to make any amendments necessary to obtain a favorable determination as to the qualified status of each such Qualified Plan. To the Company's knowledge, no such determination, opinion or advisory letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended or operated since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost. There has been no termination, partial termination or discontinuance of contributions to any Qualified Plan that will result in material liability to the Company. Each Company Employee Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies in all material respects the requirements of Section 401(k)(3) and Section 401(m)(2) of the Code, as the case may be, for each plan year ending prior to the Closing Date for which testing is required to be completed.

                    (g) Neither the Company, any of the Company's Subsidiaries nor any of their ERISA Affiliates has (i) ever maintained a Company Employee Plan which was ever subject to Section 412 of the Code or Title IV of ERISA or
(ii) ever been obligated to contribute to a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA). No Company Employee Plan is funded by, associated with or related to a "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code.

                    (h) To the extent permitted by applicable law, each Company Employee Plan (other than the Company Stock Plans or an employment, severance, change in control or similar agreement with an individual) is amendable and terminable unilaterally by the Company and any of the Company's Subsidiaries party thereto or covered thereby at any time without material liability to the Company or any of its Subsidiaries as a result thereof, other than for benefits accrued as of the date of such amendment or termination and routine administrative costs.

                    (i) Other than as required under Section 601 et seq. of ERISA, none of the Company Employee Plans promises or provides health or other welfare benefits (excluding normal claims for benefits under the Company's group life insurance, accidental death and dismemberment insurance and disability plans and policies) or coverage to any person following retirement or other termination of employment. Section 3.13(i) of the Disclosure Schedule lists each Company Employee Plan which provides benefits after termination of employment (other than medical benefits required to be continued under Section 4980B of the Code and part 6 of Subtitle B of Title I of ERISA) and the amount, if any, by which the present value of benefits accrued under each such Company Employee Plan exceeds the fair market value of the assets of each such Company Employee Plan.

                    (j) There is no action, suit, proceeding, claim, arbitration, audit or investigation pending or, to the knowledge of the Company, threatened, with respect to any Company Employee Plan, other than claims for benefits in the ordinary course. No Company Employee Plan is or within the last three calendar years has been the subject of, or has received notice that it is the subject of, examination by a government agency or a participant in a government sponsored amnesty, voluntary compliance or similar program.

                    (k) To the knowledge of the Company, each individual who has received compensation for the performance of services on behalf of the Company, any of the Company's Subsidiaries or its ERISA Affiliates has been properly classified as an employee or independent contractor in accordance with applicable law.

                    (l) Each Company Employee Plan maintained or covering employees outside the United States, and the books and records thereof, is in material compliance with all applicable laws, rules and regulations of each applicable jurisdiction. Section 3.13(l) of the Disclosure Schedule lists each country in which the Company or any of its affiliates has operations and the number of employees in each such country.

                    (m) Section 3.13(m) of the Disclosure Schedule sets forth a true, complete and correct list of (i) all employment agreements with employees of the Company or any of its Subsidiaries obligating (or potentially obligating) the Company or any of its Subsidiaries to make annual cash payments in an amount equal to or exceeding $50,000; (ii) all employees of the Company or any of its Subsidiaries who have executed a non-competition agreement with the Company or any of its Subsidiaries; (iii) all severance agreements, programs and policies of the Company or any of its Subsidiaries with or relating to its employees, in each case with potential obligations equal to or exceeding $50,000, excluding programs and policies required to be maintained by law; and (iv) all plans, programs, agreements and other arrangements of the Company or any of its Subsidiaries pursuant to which payments (or acceleration of benefits or vesting of options or lapse of repurchase rights) may be required upon, or may become payable directly or indirectly as a result of or in connection with, the negotiation or consummation of the transactions contemplated by, or the execution of, this Agreement. True, complete and correct copies of each of the foregoing agreements to which any employee of the Company is a party have been made available to Parent.

                    (n) All contributions required to be made with respect to any Company Employee Plan on or prior to the Effective Time have been or will be timely made or are reflected on the Company's balance sheet. There are no pending, threatened or reasonably anticipated claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Company Employee Plan, or otherwise involving any such Plan (other than routine claims for benefits).

                    (o) The negotiation or consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of the Company or any Subsidiary of the Company to severance pay, or any other payment from the Company or any of its Subsidiaries or (ii) accelerate the time of payment or vesting, a lapse of repurchase rights or increase the amount of compensation due any such employee or officer. There is no Company Employee Plan or other contract, agreement, plan or arrangement that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G (determined without regard to Section 280G(b)(4) of the Code) or 162(m) of the Code.

          Section 3.14 LABOR MATTERS. (a) The Company and each of its Subsidiaries are in compliance in all material respects with all applicable laws respecting employment, employment practices and occupational safety and health, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practices; (b) there are no actions, suits, claims or grievances pending or, to the knowledge of the Company or any of its Subsidiaries, threatened, between the Company or any of its Subsidiaries and any of their respective employees, consultants or independent contractors, which actions, suits, claims or grievances have or would reasonably be expected to have a Company Material Adverse Effect; (c) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its Subsidiaries, nor does the Company or any of its Subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and
(d) to the knowledge of the Company, there are no labor disputes, strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of, or consultants or independent contractors to, the Company or any of its Subsidiaries. No employee of the Company or any of its Subsidiaries
(i) to the Company's knowledge is in violation of any term of any patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any of its Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by the Company or any of its Subsidiaries or to the use of trade secrets or proprietary information of others, or (ii) in the case of any key employee or group of key employees, has given notice as of the date of this

Agreement to the Company or any of its Subsidiaries that such employee or any employee in a group of key employees intends to terminate his or her employment with the Company. Neither the Company nor any of its Subsidiaries has any material liability for (i) a plant closing, as defined in the Worker Adjustment and Retaining Notification Act of 1988, as amended ( the "WARN Act"), or (ii) a mass layoff, as defined in the WARN Act. Neither the Company nor any of its Subsidiaries is currently engaged in any layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law.

          Section 3.15 PROPERTIES; ENCUMBRANCES. Each of the Company and each of its Subsidiaries has good and valid title to, or a valid leasehold interest in, all the properties and assets which it purports to own or lease (real, tangible, personal and mixed), including all the properties and assets reflected in the Company Balance Sheet (except for personal property sold since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice). All properties and assets reflected in the Company Balance Sheet are free and clear of all Liens, except for Liens reflected on the Company Balance Sheet and Liens for current taxes not yet due and other Liens that do not materially detract from the value or impair the use of the property or assets subject thereto. Section 3.15 of the Disclosure Schedule sets forth a true, complete and correct list of all real property owned, leased, subleased or licensed by the Company and the location of such premises. Each of the Company and each of its Subsidiaries is and has been in material compliance with the provisions of each lease or sublease for the real property which is set forth in Section 3.15 of the Disclosure Schedule.

          Section 3.16     TAXES.

                    (a) For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes, fees, assessments, liabilities, levies, duties, tariffs, imposts and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, or any agency or subdivision thereof, including (i) income, franchise, profits, gross receipts, AD VALOREM, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (ii) interest, penalties, fines, additional taxes and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports and information statements with respect to Taxes required to be filed with a taxing authority, domestic or foreign, including, consolidated, combined or unitary tax returns and any amendments to any of the foregoing.

                    (b) The Company and each of its Subsidiaries have filed with the appropriate taxing authorities all Tax Returns required to be filed by them, except to the extent that the failure to file would not reasonably be likely to have, in the aggregate, a Company Material Adverse Effect, and all such Tax Returns were true, complete and correct. All Taxes shown to be due on such Tax Returns have been timely paid. There are no Tax Liens on any assets of the Company or any Subsidiary thereof other than liens relating to Taxes not yet due and payable. Neither the Company nor any of its Subsidiaries has granted any outstanding waiver of any statute of limitations with respect to, or any outstanding extension of a period for the assessment of, any Tax. The accruals and reserves for Taxes (exclusive of any accruals for "deferred taxes" or similar items that reflect timing differences between tax and financial accounting principles) reflected in the Company Balance Sheet are adequate to cover all Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with GAAP applied on a consistent basis with the Company Balance Sheet. All liabilities for Taxes attributable to the period commencing on the date following the date of the Company Balance Sheet were incurred in the ordinary course of business and are consistent in type and amount with Taxes attributable to similar prior periods.

                    (c) The Company and each of its Subsidiaries have timely withheld with respect to its employees all federal and state Taxes required to be withheld, except to the extent that the failure to withhold would not reasonably be likely to have, in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice of any Tax deficiency outstanding, proposed or assessed against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any written notice of any audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Tax Return of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has filed any consent under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company. Neither the Company nor any of its Subsidiaries is a party to or bound by any tax indemnity, tax sharing or tax allocation agreements with any entity not included in the Company's consolidated financial statements most recently filed by the Company with the SEC. Except for the group of which the Company and its Subsidiaries are now currently members, neither the Company nor any of its Subsidiaries has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code. Neither the Company nor any of its Subsidiaries is liable for the Taxes of any person under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

                    (d) The Company made available to Parent (i) complete and correct copies of all income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries with respect to all taxable years for which the statutes of limitation have not expired.

                    (e)  None of the assets of the Company or any of its
Subsidiaries: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code; (ii) is "tax-exempt use of property" within the meaning of Section 168(h) of the Code; or (iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

                    (f) Neither the Company nor any of its Subsidiaries has agreed nor is it required to make any material adjustment under Section 481 of the Code by reason of a change in accounting method or otherwise prior to the Effective Time.

                    (g) Neither the Company nor any of its Subsidiaries is, or has been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                    (h) Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in connection with the Merger.

                    (i) Neither the Company nor any of its Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger as qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

          Section 3.17     ENVIRONMENTAL MATTERS.

                    (a) Except as set forth in Section 3.17 of the Disclosure Schedule (i) the Company and its Subsidiaries are and have been in material compliance with all Environmental Laws (as defined below); (ii) there has been no release or threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste, or petroleum or any fraction thereof (each a "Hazardous Substance") on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company or its Subsidiaries, except for such releases that would not reasonably be likely to have, in the aggregate, a Company Material Adverse Effect; (iii) there have been no Hazardous Substances generated by the Company or its Subsidiaries that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local "superfund" site list or any other similar list of hazardous or toxic waste sites published by any Governmental Entity within or outside the United States, except as would not reasonably be likely to have, in the aggregate, a Company Material Adverse Effect; and (iv) there are no underground storage tanks located on, no polychlorinated biphenyls ("PCBs") or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company or its Subsidiaries, except for the storage of hazardous waste in compliance with Environmental Law and except for such storage that would not reasonably be likely to have, in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries have made available to Parent true and correct copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies, and environmental studies or assessments relating to the business of the Company and its Subsidiaries or any of their respective properties and assets.

                    (b) For purposes of this Section 3.17, "Environmental Laws" means any law, regulation, or other applicable requirement (whether domestic or foreign) relating to (i) releases or threatened release of any Hazardous Substance; (ii) pollution or protection of employee health or safety, public health or the environment; or (iii) the manufacture, handling, transport, use, treatment, storage, or disposal of any Hazardous Substance.

          Section 3.18     INTELLECTUAL PROPERTY.

                    (a) Section 3.18(a)(i) of the Disclosure Schedule sets forth as of the date hereof a true, complete and correct list of all U.S. and foreign (i) patents and pending patent applications owned by the Company or any of its Subsidiaries as of the date of this Agreement; (ii) trademark registrations (including internet domain registrations) and pending trademark applications owned by the Company or any of its Subsidiaries as of the date of this Agreement; and (iii) copyright registrations and pending copyright applications owned by the Company or any of its Subsidiaries as of the date of this Agreement (collectively the "Registered Intellectual Property"). All of the Registered Intellectual Property is owned solely by the Company or one of its Subsidiaries.

                    (b) The Company or one or more of its Subsidiaries owns, or has a valid right to use all of the Intellectual Property (as defined below) that is used in the business of the Company and its Subsidiaries as currently conducted.

                    (c) The Registered Intellectual Property that is used in the business of the Company or any of its Subsidiaries as currently conducted, is, to the Company's knowledge, subsisting (except with respect to applications), and has not expired or been cancelled, or abandoned.

                    (d) There is no pending or, to the Company's knowledge, threatened (and at no time within the two years prior to the date of this Agreement has there been pending any) material suit, arbitration or other adversarial proceeding before any court, government agency or arbitral tribunal or in any jurisdiction alleging that any activities or conduct of the Company's or any of its Subsidiaries' business infringes or will infringe upon, violate or constitute the unauthorized use of the intellectual property rights of any third party or challenging the ownership, validity, enforceability or registerability of any Intellectual Property owned by the Company or any of its Subsidiaries. The Company is not party to any settlements, covenants not to sue, consents, decrees, stipulations, judgments, or orders resulting from suits, actions or similar legal proceedings which (i) materially restrict the Company's or any of its Subsidiaries' rights to use any Intellectual Property owned by and material to the business of the Company or any of its Subsidiaries as currently conducted, (ii) materially restrict the conduct of the business of the Company or any of its Subsidiaries as currently conducted in order to accommodate any third party's intellectual property rights, or (iii) permit third parties to use any Intellectual Property owned by and material to the business of the Company or any of its Subsidiaries as currently conducted.

                    (e) The conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe upon any intellectual property rights owned by any third party. The Company and its Subsidiaries have taken reasonable measures to protect the proprietary nature of the Intellectual Property owned by the Company or such Subsidiary that is material to the business of the Company and its Subsidiaries as currently conducted (other than trade secrets with respect to which the Company knowingly made a reasonable judgment to not keep such trade secrets confidential and other than intellectual property rights that the Company knowingly made a reasonable judgment not to seek to secure registration of the applicable rights). To the Company's knowledge, no third party is misappropriating, infringing, diluting or violating any intellectual property owned by the Company or any of its Subsidiaries that is material to the business of the Company and its Subsidiaries as currently conducted, and no intellectual property misappropriation, infringement dilution or violation suits, arbitrations or other adversarial proceedings have been brought before any court, government agency or arbitral tribunal against any third party by the Company or any of its Subsidiaries which remain unresolved.

                    (f) The Company and each of its operating Subsidiaries has, and uses reasonable efforts to enforce, a policy of requiring each relevant employee who participates in the development of Intellectual Property to execute a confidentiality and assignment of proprietary rights agreement substantially in the Company's standard form as set forth in Section 3.18(f) of the Disclosure Schedule, and, except (i) as may be made under nondisclosure agreements or other agreements containing nondisclosure obligations, and (ii) for confidential information or trade secrets that the Company knowingly made a reasonable judgment not to keep such confidential information and trade secrets confidential, there has been no disclosure to any third party by the Company or any of its Subsidiaries of material confidential information or material trade secrets of the Company or any of its Subsidiaries related to any material proprietary product currently being marketed, sold, licensed or developed by the Company or any of its Subsidiaries (each such product owned by the Company or its Subsidiaries, a "Proprietary Product"). All employees of the Company and its Subsidiaries who have made material contributions to the development of any Proprietary Product (including all employees who have designed, written, tested or worked on any software code contained in any Proprietary Product) have signed confidentiality and assignment of proprietary rights agreements substantially in one of the forms attached to Section 3.18(b) of the Disclosure Schedule. All consultants and independent contractors who have made material contributions to the development of any Proprietary Product (including all consultants and independent contractors who have designed, written, tested or worked on any software code contained in any Proprietary Product) have assigned to the Company or one or more of its Subsidiaries (or a third party that has assigned its rights in such Proprietary Product to the Company or one or more of its Subsidiaries) all of their right, title and interest (other than moral rights, if any) in and to the portions of such Proprietary Product developed by them in the course of their work for the Company or one or more of its Subsidiaries (or applicable third party). Assignments of the patents and patent applications listed in Section 3.18(a) of the Disclosure Schedule to the Company or one or more of its Subsidiaries have been duly executed and filed with the United States Patent and Trademark Office.

                    (g) Neither the Company nor any of its Subsidiaries has (i) granted or is obligated to grant access to any of its source code contained in any Proprietary Product, (ii) made its source code contained in any Proprietary Product subject to any open source license, or (iii) licensed or has the right to obtain any source code, object code or any open license of any third party contained in any Proprietary Product (including in any such case any conditional right to access or under which the Company has established any escrow arrangement for the storage and conditional release of any source code, object code or open license).

                    (h) None of the Proprietary Products contains any third party software code that is, in whole or in part, subject to the provisions of any open source or quasi-open source license agreement under which the Company or any of its Subsidiaries is obligated to make the source code for such Proprietary Product generally available to the public.

                    (i) The Company does not have any obligation to pay any third party any royalties or other fees in excess of $250,000 in the aggregate in calendar year 2002 or in the period from January 1, 2003 through September 30, 2003 for the use of Intellectual Property and no obligation to pay such royalties or other fees will result from the consummation of the transactions contemplated by this Agreement.

                    (j) Neither the Company nor any of its Subsidiaries is in violation of any material license, sublicense, agreement or instrument to which the Company or any of its Subsidiaries is party or otherwise bound under which the Company or its Subsidiaries derive rights to Intellectual Property that is material to the Company's or its Subsidiaries' business as currently conducted, nor will the consummation by the Company of the transactions contemplated hereby result in any loss or impairment of ownership by the Company or any of its Subsidiaries of, or the right of any of them to use, any Intellectual Property that is material to the business of the Company and its Subsidiaries as currently conducted, nor, to the Company's knowledge, require the consent of any Governmental Entity or third party with respect to any such Intellectual Property. Neither the Company nor any of its Subsidiaries is a party to any agreement under which a third party would be entitled to receive or expand a license or any other right to any intellectual property of Parent or any of Parent's affiliates as a result of the consummation of the transactions contemplated by this Agreement.

                    (k) For purposes of this Agreement, "Intellectual Property" shall mean trademarks, service marks, trade names, and internet domain names, together with all goodwill, registrations and applications related to the foregoing; patents and industrial design registrations or applications (including any continuations, divisionals, continuations-in-part, renewals, reissues, re-examinations and applications for any of the foregoing); works of authorship protected by copyright for E.U. design registrations; copyrights (including any registrations and applications for any of the foregoing); mask works rights and trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies; in each case used in or necessary for the conduct of the business of the Company and each of its Subsidiaries, as currently conducted.

          Section 3.19 INSURANCE. All fire and casualty, general liability, business interruption, product liability, sprinkler and water damage insurance policies and other forms of insurance maintained by the Company or any of its Subsidiaries have been made available to Parent. Each such policy is in full force and effect and all premiums due thereon have been paid in full. None of such policies shall terminate or lapse (or be affected in any other materially adverse manner) by reason of the consummation of the transactions contemplated by this Agreement.

          Section 3.20 RIGHTS AGREEMENT. The Company has taken all action necessary to ensure that so long as this Agreement shall not have been terminated pursuant to Article VIII, (i) neither Parent nor Merger Sub shall, by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, be deemed an "Acquiring Person" (as that term is defined in the Company Rights Agreement), (ii) no "Rights" (as that term is defined in the Company Rights Agreement) are issued or required to be issued to the stockholders of the Company by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and
(iii) neither the execution and delivery of this Agreement nor the consummation of the Merger and the other transactions contemplated in this Agreement will trigger any other provisions of the Company Rights Agreement, including giving rise to a Distribution Date or a Shares Acquisition Date (each as defined in the Company Rights Agreement). Except as permitted by Section 6.6 hereof, the Company has not amended the Company Rights Agreement, redeemed the Rights thereunder or taken any other action to make the Company Rights Agreement or the Rights thereunder inapplicable, in each case, with respect to (a) any person or entity other than Parent or Merger Sub or (b) any Acquisition Proposal (as defined in Section 6.2(a)).

          Section 3.21 RESTRICTIONS ON BUSINESS. Except for this Agreement, there is no agreement (other than agreements disclosed in response to Section 3.6(h)), judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries which has or could reasonably be expected to have the effect of prohibiting or impairing in any material respect any business practice of the Company or any of its Subsidiaries, acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted.

          Section 3.22 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. The information supplied or to be supplied by the Company for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information supplied or to be supplied by the Company for inclusion or incorporation by reference in the proxy statement/prospectus (as amended or supplemented, the "Proxy Statement/Prospectus") to be sent to the stockholders of the Company in connection with the meeting of the stockholders of the Company to consider the Merger (the "Company Stockholders Meeting"), or to be included or supplied by or on behalf of the Company for inclusion in any filing pursuant to Rule 165 and Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act

(each, a "Regulation M-A Filing") shall not, on the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Company Stockholders Meeting or at the time any Regulation M-A Filing is filed with the SEC or as of the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading. If at any time prior to the Company Stockholders Meeting any event relating to the Company or any of its respective affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Company shall promptly inform Parent. The Proxy Statement/Prospectus shall comply in all material respects as to form and substance with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

          Section 3.23     INTERESTED PARTY TRANSACTIONS. Except as set forth in
Section 3.23 of the Disclosure Schedule, since December 31, 2002, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction pursuant to Statement of Financial Accounting Standards No. 57.

          Section 3.24 NO EXISTING DISCUSSIONS. As of the date of this Agreement, the Company is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined below) or any other substantially similar proposal.

          Section 3.25 OPINION OF FINANCIAL ADVISOR. The financial advisor of the Company, Morgan Stanley & Co., has delivered to the Company an opinion dated on or about the date of this Agreement to the effect that as of such date, the Exchange Ratio is fair, from a financial point of view, to the stockholders of the Company. The Company has provided, or will promptly provide upon issuance, a true, complete and correct copy of such opinion to Parent after receipt of written confirmation thereof. As of the date hereof, such opinion has not been withdrawn, revoked or modified.

          Section 3.26     BROKERS; SCHEDULE OF FEES.

                    (a) No broker, finder or investment banker (other than Morgan Stanley & Co., whose brokerage, finder's or other fees will be paid by the Company) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

                    (b) Section 3.26(b) of the Disclosure Schedule sets forth a good

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faith estimate as of the date of this Agreement, of the fees and expenses incurred and to be incurred by the Company and any of its Subsidiaries in connection with this Agreement and the transactions contemplated hereby (including the fees of Morgan Stanley & Co., which will, in any event, not exceed, in the aggregate, $13 million plus expenses, and of the Company's legal counsel and accountants).

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                            OF PARENT AND MERGER SUB

     Parent and Merger Sub represent and warrant to the Company that:

          Section 4.1 ORGANIZATION AND QUALIFICATION. Parent and each of its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, lease or operate and to carry on its business as it is now being conducted or presently proposed to be conducted. Each of Parent and Merger Sub is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not reasonably be expected to have a Parent Material Adverse Effect.

          Section 4.2      CAPITALIZATION.

                    (a) The authorized capital stock of Parent consists of 6,000,000,000 shares of Parent Common Stock and 25,000,000 shares of preferred stock, par value $0.01 per share ("Parent Preferred Stock"). As of October 9, 2003, 2,184,705,255 shares of Parent Common Stock are issued and outstanding.

                    (b) All of the outstanding shares of Parent Common Stock as well as all shares of Parent Common Stock to be issued in the Merger have been or will be duly authorized and, with respect to shares of Parent Common Stock to be issued in the Merger, will be, when issued in accordance with this Agreement, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the GCL, the Parent Charter (as defined in Section 4.4(a)), the Parent By-Laws (as defined in Section 4.4(a)) or any agreement, arrangement or understanding to which Parent is a party or otherwise bound. As of the Closing, Parent will have reserved the shares of Parent Common Stock to be issued upon exercise of Company Stock Options assumed by Parent hereto. The Parent Common Stock, when issued, will be registered under the Securities Act and the Exchange Act and registered or exempt from registration under any applicable state securities or "blue sky" laws.

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


                    (c) The authorized capital stock of Merger Sub consists of 100 shares of Merger Sub Common Stock, all of which are issued and outstanding and fully paid and nonassessable. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent, and there are (i) no other shares of capital stock or voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub. Merger Sub has not conducted any business prior to the date here of and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

          Section 4.3 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it at Closing and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and each instrument required hereby to be executed and delivered at Closing by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery hereof by the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

          Section 4.4      NO CONFLICT, REQUIRED FILINGS AND CONSENTS.

                    (a) The execution and delivery by Parent and Merger Sub of this Agreement do not, the execution and delivery by Parent and Merger Sub of each instrument required hereby to be executed and delivered at the Closing will not, and the performance of their respective agreements and obligations under this Agreement by Parent and Merger Sub will not, (i) conflict with or violate the Restated Articles of Organization, as amended, of Parent (the "Parent Charter"), the Amended and Restated By-Laws, as amended, of Parent (the "Parent By-Laws"), the Merger Sub Charter or the Merger Sub By-Laws, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Merger Sub by which its or their respective properties are bound or affected, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) or impair Parent's or any of its Subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets (including intangible assets) of Parent or any of its Subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or its or any of their respective properties is bound or affected, or (iv) give rise to or result in any person having, or having the right to exercise, any pre-emptive rights, rights of first refusal, rights to acquire or similar rights with respect to any capital stock of Parent or any of its Subsidiaries or any of their respective assets or properties other than such conflict, violation, breach, default, impairment, rights of termination, amendment, acceleration or cancellation, or Liens that would not be reasonably expected to have, in the aggregate, a Parent Material Adverse Effect.

                    (b) The execution and delivery by Parent and Merger Sub of this Agreement do not, the execution and delivery by Parent and Merger Sub of any instrument required hereby to be executed and delivered at the Closing will not, and the performance of their respective agreements and obligations under this Agreement by Parent and Merger Sub will not, require any consent, approval, order, license, authorization, registration, declaration or permit of, or filing with or notification to, any Governmental Entity, except (i) as may be required by the HSR Act, (ii) as may be required under any foreign antitrust or competition law or regulation, including the EC Merger Regulation, (iii) the filing of the Registration Statement with the SEC in accordance with the Securities Act, and the filing of the Proxy Statement/Prospectus with the SEC under the Exchange Act, (iv) such consents, approvals, orders, licenses, authorizations, registrations, declarations, permits, filings and notifications as may be required under applicable U.S. federal and state or foreign securities laws, (v) the filing of the Certificate of Merger or other documents as required by the GCL and (vi) such other consents, approvals, orders, registrations, declarations, permits, filings or notifications which, if not obtained or made, could not reasonably be expected to have a material adverse effect.

          Section 4.5      SEC FILINGS; FINANCIAL STATEMENTS.

                    (a) Parent has timely filed and made available to the Company all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed by Parent with the SEC (collectively, the "Parent SEC Reports"). The Parent SEC Reports, including all forms, reports and documents filed by Parent with the SEC after the date hereof and prior to the Effective Time, (i) were and, in the case of Parent SEC Reports filed after the date hereof, will be prepared in all material respects in accordance with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) and, in the case of such forms, reports and documents filed by Parent with the SEC after the date of this Agreement, will not as of the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Parent SEC Reports or necessary in order to make the statements in such Parent SEC Reports, in light of the circumstances under which they were made, not misleading. None of Parent's Subsidiaries are required to file any forms, reports, schedules, statements or other documents with the SEC.

                    (b) Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained in the Parent SEC Reports, including any Parent SEC Reports filed between the date of this Agreement and the Closing, complied or will comply, as of its respective date, in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP (except as may be indicated in the notes thereto) applied on a consistent basis throughout the periods involved and fairly presented or will fairly present the consolidated financial position of Parent and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of its operations and cash flows of Parent and its consolidated Subsidiaries for the periods indicated, except that any unaudited interim financial statements are subject to normal and recurring year-end adjustments which have not been made and are not expected to be material in amount, individually or in the aggregate. The unaudited balance sheet of Parent contained in Parent's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003 is referred to herein as the "Parent Balance Sheet."

                    (c) The chief executive officer and chief financial officer of Parent have made all certifications required by, and would be able to make such certifications as of the date hereof and as of the Closing Date as if required to be made as of such dates pursuant to, the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC, and the statements contained in any such certifications are complete and correct; Parent maintains "disclosure controls and procedures" (as defined in Rule 13a-14(c) under the Exchange Act); Parent is otherwise in compliance with all applicable effective provisions of the Sarbanes-Oxley Act and the applicable listing standards of the NYSE.

          Section 4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Parent Balance Sheet and except as disclosed in the Parent SEC Reports, Parent has conducted its business in the ordinary course consistent with past practice and, since such date, there has not occurred: (a) any change, development, event or other circumstance, situation or state of affairs that has had or could reasonably be expected to have a Parent Material Adverse Effect;
(b) any amendments to or changes in the Parent Charter or Parent By-Laws; (c) any damage to, destruction or loss of any asset of Parent or any of its Subsidiaries (whether or not covered by insurance) that could reasonably be expected to have a Parent Material Adverse Effect; (d) any change by Parent in its accounting methods, principles or practices; (e) any revaluation by Parent of any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice; and (f) any sale of a material amount of assets (tangible or intangible) of Parent.

          Section 4.7 ABSENCE OF LITIGATION. Except as disclosed in the Parent SEC Reports, there are no claims, actions, suits, proceedings or governmental investigations (other than any actions, suits, proceedings or governmental investigations challenging or otherwise arising from or relating to the Merger or any of the other transactions contemplated by this Agreement) (a) pending against Parent or any of its Subsidiaries or any properties or assets of Parent or of any of its Subsidiaries or (b) to the knowledge of Parent, threatened against Parent or any of its Subsidiaries, or any properties or assets of Parent or of any of its Subsidiaries, in each case, which claims, actions, suits, proceedings or investigations could reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor any Subsidiary of Parent is subject to any outstanding order, writ, injunction or decree that would reasonably be expected to be material or would reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement.

          Section 4.8 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. The information supplied by Parent for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information supplied by Parent for inclusion or incorporation by reference in the Proxy Statement/Prospectus to be sent to the stockholders of the Company in connection with the Company Stockholders Meeting, or to be included or supplied by or on behalf of the Parent for inclusion in any Regulation M-A Filing, shall not, on the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Company Stockholders Meeting or at any time any Regulation M-A Filing is filed with the SEC or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading. If at any time prior to the Company Stockholders Meeting any event relating to Parent or any of its respective affiliates, officers or directors should be discovered by Parent which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Parent shall promptly inform the Company. The Registration Statement shall comply in all material respects as to form and substance with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company which is contained in any of the foregoing documents.

          Section 4.9 BROKERS. No broker, finder or investment banker (other than Lehman Brothers Inc. whose brokerage, finder's or other fee will be paid by Parent) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

          Section 4.10 OWNERSHIP OF MERGER SUB; NO PRIOR ACTIVITIES. Parent owns all of the outstanding shares of capital stock of Merger Sub. As of the date of this Agreement and as of the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

          Section 4.11 TAX STATUS. Parent has not taken any action nor knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger as qualifying as a "reorganization" within the meaning of
Section 368(a) of the Code.

          Section 4.12     NO UNDISCLOSED LIABILITIES.

                    (a) Except as reflected in the Parent Balance Sheet, neither Parent nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which are required by GAAP to be set forth on a consolidated balance sheet of Parent and its consolidated Subsidiaries or in the notes thereto, other than (i) any liabilities and obligations incurred since June 30, 2003 in the ordinary course of business consistent with past practice,
(ii) any liabilities or obligations incurred in connection with the transactions contemplated by this Agreement and (iii) liabilities that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.

                    (b) Neither Parent nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any tax shelter arrangement as described in Internal Revenue Service final regulations (T.D. 9046).

                                    ARTICLE V

                               CONDUCT OF BUSINESS

          Section 5.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. Except (i) as expressly contemplated by this Agreement, (ii) as described in Section 5.1 of the Disclosure Schedule or (iii) to the extent Parent shall otherwise consent in writing, the Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company shall conduct its business and that of its Subsidiaries, taken as a whole, only in, and the Company shall not take any action except in, and shall cause its Subsidiaries not to take any action except in, the ordinary course of business and in a manner consistent with past practice and in compliance in all material respects with all applicable laws and regulations; and the Company shall use all reasonable efforts to preserve substantially intact the business organization of the Company and its Subsidiaries, taken as a whole, to keep available the services of the current officers, employees and consultants of the Company and its Subsidiaries, and to preserve the present relationships of the Company and its Subsidiaries with customers, suppliers, distributors and other persons with which the Company or any of its Subsidiaries has significant business relations. Parent and the Company agree that the individuals identified in Section 5.1(a) of the Disclosure Schedule shall be authorized to provide the agreement of Parent to the various acts of the Company contemplated by this Section 5.1 during the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time. In addition, except (i) as expressly contemplated by this Agreement, (ii) as described in Section 5.1 of the Disclosure Schedule or (iii) to the extent Parent shall otherwise consent in writing, the Company shall not and shall not permit its Subsidiaries to, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time do any of the following without the prior written consent of Parent:

                    (a) amend or otherwise change the Company Charter or Company By-Laws or the Subsidiary Documents;

                    (b) issue, sell, pledge, redeem, accelerate rights under, dispose of or encumber, or authorize the issuance, sale, pledge, redemption, acceleration of rights under, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including any phantom interest) in the Company, any of its Subsidiaries or affiliates, except for (A) the issuance of shares of Company Common Stock pursuant to the exercise of currently outstanding Company Stock Options or outstanding purchase rights under the ESPP; (B) the grant of options under the Company Stock Plans (other than purchase rights under the ESPP) to purchase shares of Company Common Stock in the amounts described on Schedule 5.1(b) of the Disclosure Schedule; provided that such options (1) are issued in the ordinary course of business consistent with past practice, (2) are issued in connection with the hiring of new employees, (3) are issued at exercise prices at least equal to the fair market value per share of the Company Common Stock on the date of grant, (4) do not include any vesting acceleration provisions other than those set forth in any applicable Company Stock Plan, and (5) vest in accordance with the Company's standard vesting schedule under the applicable Company Stock Plan; (C) the issuance of shares of Company Common Stock pursuant to the exercise of options granted in accordance with the preceding clause (B); and (D) the issuance of any shares of Company Common Stock pursuant to currently outstanding securities convertible into shares of Company Common Stock pursuant to the terms of such securities;

                    (c) sell, pledge, dispose of or encumber any assets of the Company or any of its Subsidiaries or suffer to exist any Lien thereupon (other than (i) sales of assets not to exceed $150,000 in the aggregate or non-exclusive licenses in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions of obsolete or worthless assets or (iii) sales of immaterial assets not in excess of $75,000 in the aggregate);

                    (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a direct or indirect wholly owned Subsidiary of the Company may declare and pay a dividend to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any Subsidiary to purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its Subsidiaries, or any option, warrant or right, directly or indirectly, to acquire any such securities, or propose to do any of the foregoing, other than pursuant to (i) the exercise of currently outstanding Company Stock Options or (ii) the exercise of the Company's repurchase rights with respect to unvested shares held by individuals terminating employment or service with the Company or any Subsidiary;

                    (e) (i) acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances or capital contributions to or investments in any other person, except in the ordinary course of business and consistent with past practice; (iii) enter into, amend or waive any right under any material contract, agreement or joint venture other than in the ordinary course of business consistent with past practice, or any contract or agreement not entered into in the ordinary course of business consistent with past practices, or enter into, renew, fail to renew, amend or terminate any lease relating to real property, or open or close any facility comprising more than 5,000 square feet;
(iv) adopt or implement any new stockholder rights plan; (v) authorize any capital expenditures or purchase of fixed assets which are in excess of $100,000 for any individual expenditure or purchase or in excess of $1,000,000 in the aggregate for all such expenditures and purchases, for the Company and its Subsidiaries taken as a whole; (vi) modify its standard warranty terms for its products or amend or modify any product warranties in effect as of the date of this Agreement in any manner that is adverse to the Company or any Subsidiary, other than extensions of warranties in the ordinary course of business;
(vii) mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any Lien thereupon, except in the ordinary course of business consistent with past practice; or (viii) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 5.1(e);

                    (f) increase the compensation payable or to become payable to its directors, officers or employees (other than increases payable to non-officer employees made in the ordinary course of business consistent with past practice), make any loan, advance or capital contribution (other than loans or advances of reasonable relocation expenses), or grant any severance or termination pay to, or enter into or amend any Company Employee Plan or other plan, contract, agreement or arrangement that would be a Company Employee Plan, establish, adopt, enter into or amend any collective bargaining agreement or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees of the Company or any of its Subsidiaries, pay any discretionary bonuses to any officer of the Company, materially change any actuarial assumption or other assumption used to calculate funding obligations with respect to any pension or retirement plan, or change the manner in which contributions to any such plan are made or the basis on which such contributions are determined, except, in each case, as may be required by law or contractual commitments which are existing as of the date of this Agreement and listed in Section 3.13 of the Disclosure Schedule;

                    (g) take any action to change accounting policies or procedures (including procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable), change any assumption underlying, or method of calculating, any bad debt contingency or other reserve, except in each case as required under GAAP;

                    (h) make any material Tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign Tax liability or agree to an extension of a statute of limitations, fail to file any Tax Return when due (or, alternatively, fail to file for available extensions) or fail to cause such Tax Returns when filed to be complete and accurate; or fail to pay any material Taxes when due;

                    (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements contained in the Filed Company SEC Documents or incurred in the ordinary course of business and consistent with past practice;

                    (j) fail to pay accounts payable and other obligations in the ordinary course of business;

                    (k) accelerate the collection of receivables or modify the payment terms of any receivables other than in the ordinary course of business consistent with past practices;

                    (l) sell, securitize, factor or otherwise transfer any accounts receivable;

                    (m) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Subsidiary (other than the Merger or as expressly provided in this Agreement);

                    (n) revalue in any material respect any of its assets, including writing down the value of inventory or writing off notes or accounts receivable, except as required under GAAP;

                    (o) enter into any agreement, contract or commitment of any type referred to in Section 3.6, or take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (n) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder, in each case, such that the conditions set forth in Sections 7.2(a) or 7.2(b), as the case may be, would not be satisfied.

          Section 5.2 CONDUCT OF BUSINESS BY PARENT PENDING THE MERGER. Parent covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless the Company shall otherwise agree in writing, Parent shall conduct its business and that of its Subsidiaries, taken as a whole, in compliance in all material respects with all applicable laws and regulations; and Parent shall use all reasonable efforts to preserve substantially intact the business organization of Parent and its Subsidiaries, taken as a whole. Parent shall not and shall not permit its Subsidiaries to, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of the Company:

                    (a) except as expressly contemplated by this Agreement, take any action that would, or that would reasonably be expected to result in any condition to the Merger set forth in Article VII not being satisfied; or

                    (b) effect, or agree to effect, any merger, consolidation, or business combination in which Parent is not the surviving corporation, or effect or agree to effect any liquidation, dissolution or similar transaction involving Parent, other than the transactions contemplated by this Agreement.

          Section 5.3 COOPERATION. Subject to compliance with applicable law, from the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, (a) the Company and Parent shall confer with one another on a regular and frequent basis with one or more representatives to report operational matters that are material and the general status of ongoing operations and (b) each of Parent and the Company shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby, including any correspondence to and from the SEC (excluding any requests for confidential treatment of any documents included in any filing with the SEC) in connection with the Proxy Statement/Prospectus.

          Section 5.4 ESPP. Prior to the Effective Time, the Company shall take all necessary and appropriate actions so that all outstanding purchase rights under the ESPP shall automatically be exercised, in accordance with the terms of the ESPP, immediately prior to the Effective Time, and the shares of Company Common Stock purchased under those exercised rights shall at the Effective Time be cancelled and converted into the right to receive shares of Parent Common Stock pursuant to Section 2.1(a) of this Agreement. Prior to the Effective Time, the Company shall take all necessary and appropriate actions so that the ESPP shall terminate with such purchase, and no further purchase rights shall be granted under the ESPP. Employees of the Company and its Subsidiaries who continue in the employ of the Surviving Corporation or Parent or any Subsidiary of Parent after the Effective Time shall be eligible for participation in Parents' Employee Stock Purchase Plan in accordance with the terms, provisions and policies thereof; provided, that such employees shall be eligible to participate in such plan as of the first entry date following the Effective Time on which they qualify as eligible employees under such plan, with service rendered to the Company or any Subsidiary prior to the Effective Time to be taken into account for purposes of satisfying any service requirement for such eligibility to the same extent as if such service had been rendered to Parent.

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                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

          Section 6.1 ACCESS TO INFORMATION; CONFIDENTIALITY. The Company shall (and shall cause its Subsidiaries and its and their respective officers, directors, employees, auditors and agents to) afford to Parent and to Parent's officers, employees, financial advisors, legal counsel, accountants, consultants and other representatives reasonable access during normal business hours throughout the period prior to the Effective Time to all of its books and records (other than privileged documents) and its properties, plants and personnel. During such period, each of Parent and the Company shall furnish promptly to each other a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws. No investigation or receipt of information pursuant to this Section 6.1 shall affect any representations, warranties covenants or agreements of the parties (or remedies with respect thereto) or any matter set forth in the Disclosure Schedule or the conditions to the obligations of the parties under this Agreement. Each party agrees that it (and its Subsidiaries and its and their respective representatives) shall hold in confidence all non-public information acquired from the other party or the other party's representatives in accordance with the terms of the Non-Disclosure Agreement effective September 26, 2003 between Parent and the Company (the "Confidentiality Agreement").

          Section 6.2      NO SOLICITATION.

                    (a) The Company and each of its Subsidiaries and affiliates shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its Subsidiaries (and it shall instruct such officer, director, employee, representative and agent not to, directly or indirectly), (i) solicit, initiate, resume, facilitate or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, an Acquisition Proposal (as defined below) or (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal; PROVIDED, HOWEVER, that if, at any time prior to the date of the requisite approval of this Agreement and the Merger by the Company's Stockholders (the "Applicable Period"), the Board of Directors of the Company determines in good faith, after receiving the advice of outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Company may, in response to a Superior Proposal (as defined in Section 6.2(b)) which was not solicited by it and which did not otherwise result from a breach of this Section 6.2(a), and subject to providing prior written notice of its decision to take such action to Parent (a "Section 6.2 Notice") and compliance with Section 6.2(c), (x) furnish information with respect to the Company and its Subsidiaries to any person making a Superior Proposal pursuant to a confidentiality agreement containing terms no less favorable to the Company (including with respect to standstill or other provisions) than the Confidentiality Agreement and permitting the disclosure contemplated by this Section 6.2 and (y) participate in discussions or negotiations regarding such Superior Proposal. For purposes of this Agreement, "Acquisition Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 25% or more of the net revenues, net income or assets of the Company and its Subsidiaries, in each case taken as a whole, or 25% or more of any class of equity securities of the Company, any tender offer or exchange offer that if consummated would result in any person beneficially owning 25% or more of any class of equity securities of the Company or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the acquisition of 25% or more of any class of equity securities or assets of the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

                    (b) Neither the Board of Directors of the Company nor any committee thereof shall:

                            (i) except as set forth in this Section 6.2, withdraw, amend or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent or Merger Sub, the approval or recommendation by the Company's Board of Directors or any such committee of this Agreement or the Merger (any such withdrawal, amendment, modification or proposal, a "Change of Recommendation");

                            (ii) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement constituting or relating to any Acquisition Proposal (other than a confidentiality agreement referred to in Section 6.2(a) entered into in the circumstances referred to in and consistent with the provisions of Section 6.2(a)); or

                            (iii) except as set forth in this Section 6.2 adopt, approve or recommend to its stockholders that they accept, or propose publicly to adopt, approve or recommend, any Acquisition Proposal other than the Merger.

     Notwithstanding the foregoing, the Board of Directors of the Company may, in response to a Superior Proposal that did not result from a breach by the Company of this Section 6.2, effect a Change of Recommendation or in the case of a tender or exchange offer made directly to its stockholders, recommend that its stockholders accept the tender or exchange offer, if (A) the Superior Proposal has been made and has not been withdrawn and continues to be a Superior Proposal; (B) the Company's Board of Directors determines in good faith, after receiving the advice of outside counsel, that it is necessary to do so in order to comply with its fiduciary obligations to the Company's stockholders under applicable law, but only at a time that is prior to the adoption of this Agreement at the Company Stockholders Meeting and is after the third business day following Parent's receipt of written notice advising Parent that the Company's Board of Directors desires to withdraw or modify the recommendation due to the existence of a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such

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     Superior Proposal; or (C) the Company shall have complied with this Section
     6.2 and shall not have breached in any material respect of the provisions set forth in Sections 6.3, 6.4 or 6.5. Nothing in this Section 6.2 shall be deemed to (A) permit the Company to take any action described in clauses
     (ii) or (iii) (provided, that in the case of a tender or exchange offer made directly to its stockholders the Company may recommend that its stockholders accept the tender or exchange offer) of the first sentence of this Section 6.2(b), or (B) affect any obligation of the Company under this Agreement or (C) limit the Company's obligation to call, give notice of, convene and hold the Company Stockholders Meeting, regardless of whether the Company's Board of Directors has effected a Change of Recommendation.

          If Parent makes a counterproposal to a Superior Proposal, the Company shall consider and cause its financial and legal advisors to negotiate on its behalf in good faith with respect to the terms of such counterproposal. For purposes of this Agreement, a "Superior Proposal" means any bona fide, written proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Company Common Stock then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (after receiving the advice of an independent financial advisor of nationally recognized reputation), taking into account all of the terms and conditions of such proposal and this Agreement (including any proposal by Parent to amend the terms of this Agreement) to be more favorable to the Company's stockholders than the Merger, to have a reasonable likelihood of closing, and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of the Company, is reasonably capable of being, and likely to be, obtained on the proposed terms by such third party.

                    (c) The Company agrees that as of the date of this Agreement, it shall cause and it shall cause its Subsidiaries and affiliates (and shall direct its and their respective officers, directors, employees, representatives and agents) to immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person (other than Parent or its representatives) conducted heretofore with respect to any Acquisition Proposal. The Company shall notify Parent promptly after receipt by the Company (or its advisors) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any of its Subsidiaries by any person or entity that informs the Company that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. The Company shall inform Parent promptly (and in any event within 24 hours) of all material developments and the status of any Acquisition Proposal, any negotiations or discussions with respect to any Acquisition Proposal or any request for nonpublic information in connection with any Acquisition Proposal or for access to the properties, books or records of the Company or any of its Subsidiaries by any person or entity that, to the Company's knowledge, is considering making, or has made, an Acquisition Proposal. The Company shall provide Parent with copies of all documents received from (to the extent such documentation sets forth the terms or conditions of such Acquisition Proposal) or delivered or sent to any person or entity that is considering making or has made an Acquisition Proposal. The Company will promptly provide to Parent any non-public information concerning the Company provided to any other party in connection with an Acquisition Proposal which was not previously provided to Parent.

                    (d) Nothing contained in this Section 6.2 shall prohibit the Company from taking any action or disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if the Board of Directors of the Company determines in good faith, after receiving the advice of outside counsel, that it is necessary to do so under applicable law; PROVIDED, HOWEVER, that except as specifically permitted in this Section 6.2, neither the Company nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or publicly propose to approve or recommend, an Acquisition Proposal.

          Section 6.3      PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT.

                    (a) As promptly as practicable after execution of this Agreement, Parent and the Company shall in consultation with each other prepare the Proxy Statement/Prospectus and the Registration Statement, and the Company shall file with the SEC the Proxy Statement/Prospectus. Parent shall file with the SEC the Registration Statement. The Company and Parent shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable.

                    (b) The Company shall use all reasonable efforts to mail the Proxy Statement/Prospectus to the stockholders of the Company as soon as practicable after the Registration Statement is declared effective by the SEC. Subject to the right of the Company's Board of Directors to withdraw or modify its recommendation pursuant to Section 6.2(b), the Proxy Statement/Prospectus shall include the recommendation of the Board of Directors of the Company in favor of the Merger.

                    (c) The Company shall furnish Parent with all information concerning the Company and the holders of its capital stock and shall take such other action as Parent may reasonably request in connection with the Registration Statement and the issuance of the shares of Parent Common Stock. If at any time prior to the Effective Time any event or circumstance relating to the Company, Parent or any of their respective Subsidiaries, affiliates, officers or directors should be discovered by such party which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement/Prospectus, such party shall promptly inform the other thereof and take appropriate action in respect thereof.

                    (d) The Company and Parent shall make any necessary filing with respect to the Merger under the Securities Act and the Exchange Act and the rules and regulations thereunder.

          Section 6.4      COMPANY STOCKHOLDERS MEETING.

                    (a) The Company, acting through its Board of Directors, shall take all actions in accordance with applicable law, the Company Charter, the Company By-Laws and the rules of The Nasdaq National Market to promptly and duly call, give notice of, convene and hold as promptly as practicable, and in any event within sixty (60) days after the declaration of effectiveness of the Registration Statement, the Company Stockholders Meeting for the purpose of considering and voting upon the approval of this Agreement and the Merger. Subject to Section 6.2(b), to the fullest extent permitted by applicable law,
(i) the Company's Board of Directors shall recommend adoption and approval of this Agreement and the Merger by the stockholders of the Company and include such recommendation in the Proxy Statement/Prospectus, and (ii) neither the Company's Board of Directors nor any committee thereof shall effect a Change of Recommendation. Unless the Company's Board of Directors or any committee thereof shall effect a Change of Recommendation of accordance with Section 6.2(b), the Company shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the proposal to adopt and approve this Agreement and the Merger and to secure the vote or consent of the stockholders of the Company that are required by the rules of The Nasdaq National Market or the GCL. Notwithstanding anything to the contrary contained in this Agreement, the Company, after consultation with Parent, may adjourn or postpone the Company Stockholders Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement/Prospectus is provided to the Company's stockholders or, if as of the time for which the Company Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement/Prospectus), there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting.

                    (b) The Company shall call, give notice of, convene and hold the Company Stockholders Meeting in accordance with this Section 6.4 and shall submit the proposal to adopt and approve this Agreement and the Merger to its stockholders for the purpose of acting upon such proposal whether or not (i) the Company's Board of Directors at any time subsequent to the date of this Agreement determines, in the manner permitted by Section 6.2(b), that the proposal is no longer advisable or recommends that the stockholders of the Company reject such proposal, or (ii) any actual, potential or purported Acquisition Proposal or Superior Proposal has been commenced, disclosed, announced or submitted to the Company. The Company shall use reasonable efforts to ensure that all proxies solicited by the Company in connection with the Company Stockholders Meeting are solicited, in compliance with the GCL, the Company Charter, the Company By-Laws, the rules of The Nasdaq National Market and all other applicable legal requirements.

                    (c) Following the Company Stockholders Meeting and at or prior to the Closing, the Company shall deliver to Parent a certificate of its Corporate Secretary setting forth the voting results from the Company Stockholders Meeting.

          Section 6.5 LEGAL CONDITIONS TO MERGER. Each of Parent and, subject to Section 6.2, the Company will use its reasonable best efforts to comply promptly with all legal requirements which may be imposed with respect to the Merger (which efforts shall include furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Merger. Each of Parent and the Company will, and will cause its Subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity required to be obtained or made by Parent, the Company or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement. Notwithstanding the foregoing, neither Parent nor any of its affiliates shall be required to (i) sell or dispose of or hold separately (through a trust or otherwise) any assets or businesses or interests in any assets or businesses of Parent, the Company or their respective affiliates or make any other change in any portion of the Company's or its business or incur any other limitation on the conduct of the Company's or its business to obtain such consents, authorizations, orders, approvals and exemptions or agree to do, or submit to orders providing for, any of the foregoing, in each case whether before or after the Effective Time, except in each case for any such action that would not reasonably be expected to result in a Company Material Adverse Effect or a Parent Material Adverse Effect or (ii) if any governmental body that has the authority to enforce any Antitrust Law seeks, or authorizes its staff to seek, a preliminary injunction or restraining order to enjoin consummation of the Merger, take any action which Parent reasonably believes would be prohibited or restricted under such preliminary injunction or restraining order.

          Section 6.6 COMPANY RIGHTS AGREEMENT. Prior to the Effective Time and for so long as this Agreement shall not have been terminated pursuant to
Article VIII, the Company shall not, directly or indirectly, in connection with the execution, delivery or performance of this Agreement and the transactions contemplated hereby (i) take any action to deem Parent or Merger Sub to be an "Acquiring Person," (ii) issue or cause to be issued any "Rights" to stockholders of the Company or (iii) trigger any other provisions of the Company Rights Agreement, including giving rise to a "Distribution Date" or a "Shares Acquisition Date." Prior to the Effective Time and for so long as this Agreement shall not have been terminated pursuant to Article VIII, the Company shall not amend, modify (other than to delay any "Distribution Date" therein or to render the "Rights" inapplicable to the Merger or any action permitted under this Agreement) or terminate the Company Rights Agreement unless (i) required to do so by order of a court of competent jurisdiction or (ii) the Company's Board of Directors has concluded in good faith, after receiving the advice of outside counsel, that, in light of a Superior Proposal with respect to it, such amendment, modification or termination is necessary in order to comply with the Board of Directors' fiduciary obligations to its stockholders under applicable law.

          Section 6.7      PUBLIC ANNOUNCEMENTS.

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


                    (a) Parent and the Company shall consult with each other before issuing any press release or making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior written consent of the other party, which shall not be unreasonably withheld or delayed; PROVIDED, HOWEVER, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the written advice of counsel be required by law or the rules and regulations of the NYSE or The Nasdaq National Market if it has used all reasonable efforts to consult with the other party prior thereto and provided, further, that, following a Change of Recommendation, no such consultation or agreement shall be required.

                    (b) Notwithstanding anything to the contrary contained in this Agreement or the Confidentiality Agreement, the parties (and each employee, representative or other agent of the parties) may disclose to any and all persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of the transactions contemplated hereby beginning on the earliest of (i) the date of the public announcement by the parties of discussions relating to the transactions contemplated hereby, (ii) the date of public announcement by the parties of the transactions contemplated hereby or (iii) the date of the execution of this Agreement; PROVIDED, HOWEVER, that nothing in this Section 6.7(b) shall permit either party (or any employee, representative or agent thereof) to disclose (A) any information that is not necessary to understand the tax treatment and tax structure of such transactions (including the identity of the parties and any information that could lead another to determine the identity of the parties), or (B) any other information to the extent that such disclosure could result in a violation of any applicable law.

          Section 6.8 LISTING OF PARENT SHARES. Parent shall use all reasonable efforts to have authorized for listing on the NYSE, upon official notice of issuance, the shares of Parent Common Stock to be issued in the Merger.

          Section 6.9      EMPLOYEE BENEFITS; 401(k) PLAN.

                    (a) From and after the Effective Time, Parent will, or will cause the Surviving Corporation to, recognize the prior service with the Company or its Subsidiaries of each employee of the Company or its Subsidiaries as of the Effective Time (the "Company Employees") in connection with all employee benefit plans, programs or policies (including vacation) of Parent or its affiliates in which Company Employees are eligible to participate following the Effective Time, for purposes of eligibility, vesting and levels of benefits (but not for purposes of benefit accruals or benefit amounts under any defined benefit pension plan or to the extent that such recognition would result in duplication of benefits). From and after the Effective Time, Parent or the Surviving Corporation shall provide Company Employees for so long as such Company Employees remain so employed, health and welfare benefits (i) pursuant to the Company's or its Subsidiaries' employee benefit plans, programs, policies and arrangements as provided to such employees immediately prior to the Effective Time or (ii) pursuant to employee benefit plans, programs, policies or arrangements maintained by Parent or any Subsidiary of Parent providing coverage and benefits which (in the case of this clause (ii)) are no less favorable than those provided to employees of Parent in positions comparable to positions held by Company Employees with Parent or its Subsidiaries from time to time after the Effective Time. From and after the Effective Time, Parent will, or will cause the Surviving Corporation to (i) cause any pre-existing conditions or limitations and eligibility waiting periods (to the extent that such waiting periods would be inapplicable, taking into account service with the Company) under any group health plans of Parent or its affiliates to be waived with respect to Company Employees and their eligible dependents and (ii) give each Company Employee credit for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for expenses incurred prior to the Effective Time for which evidence of payment is provided to Parent. From and after the Effective Time, Parent will, or will cause the Surviving Corporation to, provide the benefits described in Section 6.9 of the Disclosure Schedule to the Company Employees, in each instance in accordance with Section 6.9 of the Disclosure Schedule.

                    (b) Prior to the Effective Time, the Company shall take such actions as Parent may reasonably request so as to enable the Surviving Corporation to effect such actions relating to the Documentum, Inc. 401(k) Plan (the "401(k) Plan") as Parent may deem necessary or appropriate (after reasonable consultation with the Company), including terminating the 401(k) Plan prior to the Effective Time, subject to the terms of the 401(k) Plan and applicable law and provided that such action does not preclude the immediate participation of the Company Employees in any successor plan.

                    (c) As promptly as reasonably practicable after the Effective Time and in any event within five days thereof (to the extent Parent has received copies of the relevant Company Stock Plans within a reasonable time period prior thereto), Parent shall prepare and file with the SEC a registration statement on Form S-8 covering the shares of Parent Common Stock issuable pursuant to the outstanding Company Stock Options assumed under Section 6.10(a). Parent shall maintain such Form S-8 registration statement (and maintain the current status of the prospectuses contained therein) in effect for as long as all the Company Stock Options remain outstanding.

                    (d) As of the Effective Time, Parent shall assume and continue in full force and effect the Company's Change of Control Retention Plan.

          Section 6.10     STOCK PLANS.

                    (a) At the Effective Time, each Company Stock Option which is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall be assumed by Parent and converted in accordance with its terms into an option to acquire, on the same terms and conditions (including as to vesting and exercisability) as were applicable under the Company Stock Option immediately prior to the Effective Time, the number of shares of Parent Common Stock determined by multiplying (i) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time by (ii) the Exchange Ratio (rounded down to the nearest whole number), at a price per share equal to the exercise price per share of Company Common Stock subject to the Company Stock Option divided by (ii) the Exchange Ratio

(with the result rounded up to the nearest whole cent). It is the intention of the parties that the Company Stock Options which qualify as incentive stock options (as defined in Section 422 of the Code) continue to so qualify, to the maximum extent permissible, following the Effective Time. As soon as practicable after the Effective Time (but in no event later than ten business days thereafter), Parent will deliver to the holders of Company Stock Options appropriate notices regarding options held under Company Option Plans and the effect of this Section 6.10.

                    (b) If and to the extent necessary or required by the terms of any Company Stock Plan or any Company Stock Option, the Company shall, prior to the Effective Time, (i) obtain any consents from holders of Company Stock Options and (ii) amend the terms of its equity incentive plans or arrangements, to give effect to the provisions of Section 6.10(a).

                    (c) If the Closing Date occurs on or after January 1, 2004 but prior to March 1, 2004, Parent will use all reasonable efforts to create a special offering period under the Parent's Employee Stock Purchase Plan so that the Company Employees who become employees of Parent or any of its Subsidiaries can participate in such plan within ten business days from the Closing Date.

          Section 6.11 CONSENTS. The Company shall use its reasonable best efforts to obtain all necessary consents, waivers and approvals under any of the Company's material agreements, contracts, licenses or leases in connection with the Merger required to prevent the occurrence of an event that could reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect prior to the Effective Time or after the Effective Time.

          Section 6.12     INDEMNIFICATION AND INSURANCE.

                    (a) For six years after the Effective Time, the Parent shall, to the fullest extent permitted under applicable law, indemnify and hold harmless each person who is now or has been prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or any of its Subsidiaries against all losses, claims, damages, costs, expenses (including reasonable counsel fees and expenses), amounts paid in settlement (provided that any such settlement is effected with the written consent of Parent) or liabilities arising out of acts or omissions occurring at or prior to the Effective Time, whether or not asserted or claimed prior to or at or after the Effective Time, that are based in whole or in part on or arising in whole or in part out of the fact that such person is or was an officer or director of the Company or any Subsidiary. This Section 6.12(a) shall not limit or otherwise adversely affect any rights any Indemnified Person may have under any agreement with the Company or under the Company's Charters or By-Laws as presently in effect.

                    (b) From and after the Effective Time, Parent shall, to the fullest extent permitted under applicable law, cause the Surviving Corporation to assume the obligations of the Company pursuant to any indemnification agreements between the

Company and its directors and officers in effect prior to the date of this Agreement (or indemnification agreements in the Company's customary form as of the date hereof for directors joining the Company's Board of Directors prior to the Effective Time) and any indemnification provisions under the Company's Charter or By-Laws as in effect immediately prior to the Effective Time.

                    (c) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect, subject to the terms described on
Schedule 6.12(c) of the Disclosure Schedule, the current policies of directors' and officers' and fiduciary liability insurance maintained by the Company (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to former officers and directors of the Company) only with respect to claims arising from facts or events which occurred at or before the Effective Time.

          Section 6.13 REASONABLE BEST EFFORTS. Subject to the other terms and conditions of this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

          Section 6.14 NOTIFICATION OF CERTAIN MATTERS. Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, upon any director or officer of Parent or the Company (as applicable) becoming aware of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause any of the conditions set forth in Article VII not to be satisfied. Notwithstanding the provisions of this Section 6.14, the delivery of any notice pursuant to this
Section 6.14 will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party's obligation to consummate the Merger.

          Section 6.15 TAKEOVER STATUTES. Notwithstanding any other provision in this Agreement, in no event shall the approval of the Merger and this Agreement by the Board of Directors of the Company under Section 203 of the GCL be withdrawn, revoked or modified by the Board of Directors of the Company. If any Takeover Statute is or may become applicable to the Merger or any of the other transactions contemplated by this Agreement, the Company and the Company's Board of Directors shall promptly grant such approvals and take such lawful actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or the Merger, as the case may be, and otherwise take such lawful actions to eliminate or minimize the effects of such statute, and any regulations promulgated thereunder, on such transactions.

          Section 6.16     SECTION 16 MATTERS.

                    (a) The Board of Directors of Parent, or a committee thereof consisting of non-employee directors (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall adopt a resolution in advance of the Effective Time providing that the receipt by the Company Insiders of Parent Common Stock in exchange for shares of Company Common Stock, and of options to purchase Parent Common Stock upon assumption and conversion of Company Stock Options, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information (as defined below), is intended to be exempt pursuant to Rule 16b-3 under the Exchange Act. In addition, the Board of Directors of the Company, or a committee thereof consisting of non-employee directors (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall adopt a resolution in advance of the Effective Time providing that the disposition by the Company Insiders of the Company Common Stock in exchange for shares of Parent Common Stock, and the disposition of their Company Stock Options which will be deemed to occur upon the assumption of those options and their resulting conversion into options to purchase Parent Common Stock, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, are also intended to be exempt pursuant to Rule 16b-3 under the Exchange Act.

                    (b) For purposes of this Agreement, "Section 16 Information" means information regarding the Company Insiders and (i) the number of shares of Company Common Stock or other Company equity securities deemed to be beneficially owned by each such Company Insider and expected to be exchanged for Parent Common Stock and (ii) the number of shares of Company Common Stock, together with the applicable exercise price per share, subject to each Company Stock Option held by the Company Insider which is to be assumed and converted into options to purchase Parent Common Stock, in each case, in connection with the Merger, which shall be provided by the Company to the Parent within 10 business days after the date of this Agreement.

                    (c) For purposes of this Agreement, "Company Insiders" means those officers and directors of the Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act as listed in the
Section 16 Information.

          Section 6.17 TAX-FREE REORGANIZATION TREATMENT. Parent and the Company intend that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, and each shall, and shall cause their respective subsidiaries to, use its reasonable best efforts to cause the Merger to so qualify. Neither Parent nor the Company shall knowingly take any action, or knowingly fail to take any action, that would be reasonably likely to jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

                                   ARTICLE VII

                            CONDITIONS TO THE MERGER

          Section 7.1 CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

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


                    (a) EFFECTIVENESS OF THE REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement/Prospectus shall have been initiated or threatened in writing by the SEC.

                    (b) STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company.

                    (c) ANTITRUST APPROVALS. All necessary waiting periods (and all extensions thereof) applicable to the Merger under the Antitrust Laws shall have terminated or expired, all consents, approvals, authorizations and orders applicable to the Merger required under the Antitrust Laws shall have been received and become final and non-appealable, and any governmental body that has the authority to enforce any Antitrust Laws in those jurisdictions where such consents, approvals, authorizations and orders are so required shall have approved, cleared or decided neither to initiate proceedings or otherwise intervene in respect of the Merger.

                    (d) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other Governmental Entity seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

                    (e) GOVERNMENTAL ACTIONS. There shall not be pending or threatened any action or proceeding (or any investigation or other inquiry that would reasonably be expected to result in such an action or proceeding) by any Governmental Entity or administrative agency before any Governmental Entity, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any Governmental Entity, administrative agency or court of competent jurisdiction, in each case, seeking to prohibit or limit Parent from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by Parent of all or a material portion of the business or assets of Parent, or seeking to compel Parent to dispose of or hold separate all or any material portion of the business or assets of Parent or the Surviving Corporation (or any of their Subsidiaries), as a result of the Merger or the transactions contemplated by this Agreement, except in each case for any such action, proceeding, investigation, inquiry, judgment, decree or order as would not reasonably be expected to result in a Company Material Adverse Effect or a Parent Material Adverse Effect.

                    (f) NYSE LISTING. The shares of Parent Common Stock issuable in the Merger shall have been authorized for listing on the NYSE upon official notice of issuance.

                    (g) TAX OPINIONS. Parent and the Company shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP and Wilson Sonsini Goodrich & Rosati, Professional Corporation, respectively, dated as of the Effective Time, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. The issuance of such opinions shall be conditioned upon the receipt by such counsel of customary representation letters from each of Parent, Merger Sub and the Company, in each case, in form and substance reasonably satisfactory to such counsel. Each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect. The opinion condition referred to in this Section 7.1(g) shall not be waivable after receipt of the stockholder approval referred to in Section 7.1(b), unless further stockholder approval is obtained with appropriate disclosure.

          Section 7.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

                    (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct (without giving effect to any qualification as to materiality or Company Material Adverse Effect contained in any specific representation or warranty), as of the date of this Agreement and as of the Closing Date, except (i) for changes contemplated or permitted by this Agreement, (ii) that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or other date will be determined as of such date and (iii) where any such failures of the representations and warranties to be true and correct in the aggregate will not have a Company Material Adverse Effect; and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and chief financial officer of the Company to such effect.

                    (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date; and Parent and Merger Sub shall have received a certificate signed by the chief executive officer and the chief financial officer of the Company to such effect.

          Section 7.3 ADDITIONAL CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the following conditions:

                    (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct (without giving effect to any qualification as to materiality or Parent Material Adverse Effect contained in any specific representation or warranty), as of the date of this Agreement and as of the Closing Date, except (i) for changes contemplated or permitted by this Agreement, (ii) that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or other date will be determined as of such date and (iii) where any such failure of the representations and warranties to be true and correct in the aggregate will not have a Parent Material Adverse Effect; and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer and chief financial officer of Parent to such effect.

                    (b) AGREEMENTS AND COVENANTS. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date; and the Company shall have received a certificate signed by the chief executive officer and the chief financial officer of Parent to such effect.

                                  ARTICLE VIII

                                   TERMINATION


          Section 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

                    (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company;

                    (b) by either Parent or the Company if the Merger shall not have been consummated by April 15, 2004 (as such date may be extended in accordance with the terms of this Section 8.1(b), the "Outside Date"), provided, that if (x) the Effective Time has not occurred by such date by reason of the non-satisfaction of any of the conditions set forth in Section 7.1(c) and (y) all other conditions set forth in Article VIII have heretofore been satisfied or waived or are then capable of being satisfied, then such date shall automatically be extended to June 15, 2004 (provided, further, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the principal cause of the failure of the Merger to occur on or before the Outside
Date);

                    (c) by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (provided that the party seeking to terminate pursuant to this Section 8.1(c) shall have complied with its obligations under
Section 6.5 and used its reasonable best efforts to have any such order, decree, ruling or other action vacated or lifted);

                    (d) by either Parent or, if the Company has not materially breached the provisions of Section 6.2 or Section 6.4, the Company, if at the Company Stockholders Meeting (giving effect to any adjournment or postponement thereof), the requisite vote of the stockholders of the Company in favor of this Agreement and the Merger shall not have been obtained;

                    (e) by Parent, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would cause the conditions set forth in Section 7.2(a) or Section 7.2(b) to not be satisfied and which breach or failure, if capable of being cured, shall not have been cured within 20 business days following receipt by the Company of written notice of such breach or failure from Parent;

                    (f) by the Company, if Parent shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would cause the conditions set forth in Sections 7.3(a) or 7.3(b), to not be satisfied and which breach or failure, if capable of being cured, shall not have been cured within 20 business days following receipt by Parent of written notice of such breach from the Company;

                    (g)  by Parent, if

                           (i) the Company's Board of Directors (or any committee thereof) shall have failed to recommend the adoption and approval of this Agreement and the Merger in the Proxy Statement/Prospectus or shall have effected a Change of Recommendation;

                           (ii) the Company's Board of Directors (or any committee thereof) shall have failed after the public announcement of an Acquisition Proposal to reconfirm its recommendation to adopt and approve this Agreement and the Merger within ten business days after receipt of the written request of Parent that the Company's Board of Directors (or any committee thereof) do so;

                           (iii) the Company's Board of Directors (or any committee thereof) shall have approved or recommended to the stockholders of the Company an Acquisition Proposal (other than the Merger);

                           (iv)   a tender offer or exchange offer for
     outstanding shares of Company Common Stock shall have been commenced (other than by Parent or an affiliate of Parent) and the Company's Board of Directors (or any committee thereof) recommends that the stockholders of the Company tender their shares in such tender or exchange offer or, within ten business days after the commencement of such tender or exchange offer, fails to recommend against acceptance of such offer; or

                           (v) the Company shall have breached in any material respect its obligations under Section 6.2 or 6.4.

          Section 8.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except (i) that the provisions of Sections 3.26, 4.9, 8.3, this Section 8.2 and Article IX hereof shall survive termination and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. The Confidentiality Agreement shall survive termination of this Agreement as provided therein.

          Section 8.3      FEES AND EXPENSES.

                    (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; PROVIDED, HOWEVER, that Parent and the Company shall share equally all fees and expenses (but not including attorneys' fees and expenses) incurred in connection with the printing and filing of the Proxy Statement/Prospectus (including any preliminary materials related thereto), the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto and filings by Parent and the Company under the HSR Act, the EC Merger Regulation or any similar filing requirement of any Governmental Entity applicable to the Merger or this Agreement.

                    (b) (i) The Company shall reimburse Parent for up to a maximum of $2.5 million of its reasonable costs and expenses actually incurred relating to the transactions contemplated by this Agreement (including reasonable fees and expenses of Parent's counsel, accountants and financial advisors), upon the termination of this Agreement (x) by Parent pursuant to
Section 8.1(e) or 8.1(g) or (y) by Parent or the Company pursuant to Section 8.1(b) if the failure to satisfy the conditions set forth in Section 7.2(a) or 7.2(b) by the Outside Date shall have resulted in the Closing not occurring; and (ii) Parent shall reimburse the Company for up to a maximum of $2.5 million of its reasonable costs and expenses of the Company actually incurred relating to the transactions contemplated by this Agreement (including reasonable fees and expenses of the Company's counsel, accountants and financial advisors), upon the termination of this Agreement (x) by the Company pursuant to Section 8.1(f) or (y) by Parent or the Company pursuant to Section 8.1(b) if the failure to satisfy the conditions set forth in Section 7.3(a) or 7.3(b) by the Outside Date shall have resulted in the Closing not occurring.

                    (c) The Company shall pay Parent a termination fee of $55 million upon the earliest to occur of the following events (each, a "Termination Event"):

                           (i) the entry by the Company into an agreement with respect to, or the consummation of, any Acquisition Proposal (for purposes of this Section 8.3(c), substituting 40% for 25% everywhere it otherwise appears in the definition of Acquisition Proposal) in any such case within 270 days of the termination of this Agreement pursuant to Sections 8.1(b), 8.1(d) or 8.1(e) if prior to such termination an Acquisition Proposal shall have been publicly announced or otherwise become publicly known or any person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal; or

                           (ii) the termination of this Agreement by Parent pursuant to Section 8.1(g).

                    (d) In the case of fees payable pursuant to Section 8.3(c)(i), 25% of such fees shall be paid promptly upon termination of this Agreement, but in no event later than two business days after the date of the first to occur of the events described in Section 8.3(c)(i), and the remaining 75% of such fees shall be paid prior to the consummation of the Acquisition Proposal or other acquisition referred to therein. The fees payable pursuant to
Section 8.3(c)(ii) shall be paid promptly upon termination of this Agreement, but in no event later than two business days after the date of the first to occur of the events described in Section 8.3(c)(ii). Notwithstanding the foregoing, in no event shall the Company be required to pay the fees and expenses of Parent if, immediately prior to the termination of this Agreement, Parent was in material breach of its obligations under this Agreement. The Company acknowledges that the agreements contained in Section 8.3(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amount due pursuant to
Section 8.3(c), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the fee set forth in
Section 8.3(c), the Company shall pay to Parent its costs and expenses (including attorneys' fees and expenses) actually incurred in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

                                   ARTICLE IX

                               GENERAL PROVISIONS

          Section 9.1 NONSURVIVAL OF REPRESENTATIONS; WARRANTIES AND AGREEMENTS. None of the representations, warranties or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in: Articles I and II; Sections 6.7 (Public Announcements), 6.8 (Listing of Parent Shares),
6.9 (Employee Benefits; 401(k) Plan), 6.10 (Stock Plans), 6.12 (Indemnification and Insurance), 6.13 (Reasonable Best Efforts), 8.2 (Effect of Termination) and
8.3 (Fees and Expenses); this Article IX; and Sections 6.9, 6.10 and 6.12 of the Disclosure Schedule. The Confidentiality Agreement shall survive the execution and delivery of this Agreement or the termination of this Agreement in accordance with the provisions of this Agreement, as the case may be, pursuant to its terms and conditions.

          Section 9.2 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):If to Parent or Merger Sub:

               EMC Corporation
               176 South Street
               Hopkinton, MA  01748
               Attention:  Vice President, Corporate Development

               Telecopier No.: 508-435-8900
               Telephone No.:  508-435-1000

          With a copy to:

               EMC Corporation
               176 South Street
               Hopkinton, MA  01748
               Attention:  Office of the General Counsel

               Telecopier No.: 508-497-6915
               Telephone No.:  508-435-1000

          and

               Skadden, Arps, Slate, Meagher & Flom LLP
               One Beacon Street, 31st Floor
               Boston, MA  02108
               Attention:  Margaret A. Brown, Esq.

               Telecopier No.: 617-573-4822
               Telephone No.:  617-573-4800

               (a)  If to the Company:

               Documentum, Inc.
               6801 Koll Center Parkway
               Pleasanton, CA  94566-7047
               Attention:  David DeWalt

               Telecopier No.: 925-600-6850
               Telephone No.:  925-600-6800

          With a copy to:

               Wilson, Sonsini, Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, California  94304-1050
               Attention: Larry W. Sonsini, Esq.
                          David J. Segre, Esq.

               Telecopier No.: 650-493-6811
               Telephone No.:  650-493-9300

          Any such notice or communication shall be deemed to have been delivered and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of facsimile, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (iii) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next business day delivery, on the next business day after the date when sent and (iv) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

          Section 9.3 CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

                    (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

                    (b) "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, the EC Merger Regulations and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade;

                    (c) "beneficial owner" with respect to any shares of Company Common Stock means a person who shall be deemed to be the beneficial owner of such shares pursuant to Rule 13d-3 under the Exchange Act;

                    (d) "business day" means any day other than a Saturday or Sunday or any day on which banks in The Commonwealth of Massachusetts are required or authorized to be closed;

                    (e) "control" including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

                    (f) "include" or "including" means "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list;

                    (g) "knowledge" with respect to the Company means the actual knowledge, after reasonable investigation, of any of the individuals identified in Section 9.3(g)(i) of the Disclosure Schedule; provided, that with respect to
Section 3.18(c), "knowledge" with respect to the Company means the actual knowledge after reasonable investigation, of any of the individuals identified in Sections 9.3(g)(i) and 9.3(g)(ii); and

                    (h) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

          Section 9.4 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; PROVIDED, HOWEVER, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

          Section 9.5 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of any other party hereto, (b) waive any inaccuracies in the representations and warranties of any other party hereto contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions of any other party hereto contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

          Section 9.6 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 9.7 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

          Section 9.8 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein, including the Confidentiality Agreement) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, other than the persons intended to benefit from the provisions of Section 6.12 (Indemnification and Insurance), who shall have the right to enforce such provisions directly.

          Section 9.9 ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Merger Sub may assign all or any of their rights hereunder to any wholly owned subsidiary thereof; PROVIDED, HOWEVER, that no such assignment pursuant to this Section 9.9 shall relieve Parent of its obligations hereunder.

          Section 9.10 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

          Section 9.11 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          Section 9.12 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the conflict of law provisions thereof.

          Section 9.13 COUNTERPARTS. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          Section 9.14 WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HERBY OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

          Section 9.15 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.


                           [Signature Page Follows]

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          IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                              EMC CORPORATION


                              By: /s/ Joseph M. Tucci
                                  ----------------------------------
                                  Name: Joseph M. Tucci
                                  Title: President and Chief Executive Officer


                              ELITE MERGER CORPORATION


                              By: /s/ Paul T. Dacier
                                  ----------------------------------
                                  Name: Paul T. Dacier
                                  Title: President


                              DOCUMENTUM, INC.


                              By: /s/ David G. DeWalt
                                  -----------------------------------
                                  Name: David G. DeWalt
                                  Title: President and Chief Executive Officer